UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Eagle Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

7815 Woodmont Avenue

Bethesda, Maryland  20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 19, 2011

TO THE SHAREHOLDERS OF EAGLE BANCORP, INC.:

The Annual Meeting of Shareholders of Eagle Bancorp, Inc. (the “Company”), will be held at

The Bethesda Marriott Hotel

5151 Pooks Hill Road

Bethesda, Maryland 20814

on Thursday, May 19, 2011 at 10:00 A.M.

for the following purposes:

1.     To elect nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.     To consider and approve the Company’s 2011 Employee Stock Purchase Plan;

3.     To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2011;

4.     To vote on a non-binding advisory resolution approving the compensation of our executive officers, in accordance with the requirements of the American Recovery and Reinvestment Act of 2009; and

5.     To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders of record as of the close of business on March 21, 2011 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

Jane E. Cornett, Corporate Secretary

April 8, 2011

Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person.  No postage is required if mailed in the United States in the enclosed envelope.  If you attend the meeting, you may, if you desire, revoke your proxy and vote in person. If your shares are not registered in your name, you will need additional documentation from your recordholder in order to vote in person at the meeting.

7815 Woodmont Avenue

Bethesda, Maryland  20814

ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement

INTRODUCTION

This Proxy Statement is being sent to shareholders of Eagle Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, to be held at 10:00 A.M. on Thursday, May 19, 2011, and at any adjournment or postponement of the meeting.  The purposes of the meeting are:

1.     electing nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.     considering  and approving the Company’s 2011 Employee Stock Purchase Plan;

3.     ratifying the appointment of Stegman & Company as the Company’s independent registered public accountants for the year ended December 31, 2011;

4.     voting on a non-binding advisory resolution approving the compensation of our executive officers, in accordance with the requirements of the American Recovery and Reinvestment Act of 2009; and

5.     transacting any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The meeting will be held at:

The Bethesda Marriott Hotel

5151 Pooks Hill Road

Bethesda, Maryland 20814

This proxy statement and proxy card are being sent to shareholders of the Company on or about April 8, 2011. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which includes our audited financial statements, also accompanies this proxy statement.

The cost of this proxy solicitation is being paid by the Company.  In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, EagleBank (the “Bank”), who will not receive any special compensation for their services.  The Company has engaged Alliance Advisors, LLC (“Alliance”), a proxy solicitation firm, to assist it in connection with the distribution of materials and the solicitation of votes.  We will pay Alliance a fee of $5,000, plus reimbursement of its out-of-pocket expenses, for its services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

VOTING RIGHTS AND PROXIES

Voting Rights

Only shareholders of record at the close of business on March 21, 2011, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, the Company had 19,727,661 shares of common stock, par value $0.01 per share (the “common stock”) outstanding, held by approximately 3,500 total shareholders, including approximately 1,050 shareholders of record. The common stock is the only class of the Company’s stock entitled to vote in the election of directors generally, of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders.  Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.

Proxies

Properly executed proxies received by the Company in time to be voted at the meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors, FOR approval of the Company’s 2011 Employee Stock Purchase Plan, FOR the ratification of the appointment of Stegman & Company and FOR the non-binding advisory resolution approving our executive compensation. Management does not know of any matters that will be brought before the meeting, other than as described in this proxy statement.  If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment. Under the rules of the New York Stock Exchange applicable to its member firms, we expect that such firms will not vote shares on the election of directors, the Employee Stock Purchase Plan or the advisory resolution on executive compensation unless they receive instructions from the beneficial owners of the shares they hold.  If you hold your shares through a bank or broker, it is extremely important that you instruct your record holder how to vote your shares.  The election of directors (even if not contested), the Employee Stock Purchase Plan and the non-binding advisory vote on executive compensation are not considered “routine” matters.  As such, your broker cannot vote your shares with respect to these proposals if you do not give instructions.

The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that it does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

Please sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

•      by granting a later proxy with respect to the same shares;

•      by sending written notice to Jane E. Cornett, Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or

•      by voting in person at the meeting.

Attendance at the meeting will not, in itself, revoke a proxy.  If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting.  Please see the voting form provided by your bank or broker for additional information regarding the voting of your shares.

Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their bank or broker to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the submission deadline indicated by your bank or broker, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 19, 2011.  The proxy statement for the Annual Meeting is attached.  A copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2010 is available online at http://materials.proxyvote.com/268948.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Securities Ownership of Directors, Nominees, Officers and Certain Beneficial Owners

The following table sets forth certain information concerning the number and percentage of whole shares of the Company’s common stock beneficially owned by its directors, executive officers whose compensation is disclosed in this proxy statement, and by its directors and all executive officers as a group, as of March 21, 2011. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.  Unvested shares of restricted stock are included in ownership amounts. Except as set forth below, the Company knows of no other person or persons who beneficially own in excess of five percent of the Company’s common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

Name	Position	Number of Shares		Percentage(1)
Directors
Leslie M. Alperstein, Ph.D.	Director of Company and Bank	64,765	(2)	0.33%
Dudley C. Dworken	Director of Company and Bank	242,442	(3)	1.23%
Harvey M. Goodman	Director of Company and Bank	125,487	(4)	0.64%
Neal R. Gross	Director of Company and Bank	911,126	(5)	4.62%
Ronald D. Paul	Chairman, President and Chief Executive Officer of Company; Chairman and Chief Executive Officer of Bank	1,245,302	(6)	6.28%
Robert P. Pincus	Director of Company and Bank	171,686	(7)	0.87%
Norman R. Pozez	Director of Company and Bank	145,536	(8)	0.74%
Donald R. Rogers	Director of Company and Bank	77,116	(9)	0.39%
Leland M. Weinstein	Director of Company and Bank	106,688	(10)	0.54%
Other Named Executive Officers
James H. Langmead	Executive Vice President, Chief Financial Officer of Company and Bank	33,631	(11)	0.17%
Thomas D. Murphy	Executive Vice President, President — Community Banking of Bank	66,028	(12)	0.33%
Susan G. Riel	Executive Vice President of Company; Senior Executive Vice President, Chief Operating Officer of Bank	93,576	(13)	0.47%
Janice L. Williams	Executive Vice President, Chief Credit Officer of Bank	32,476	(14)	0.16%
All directors and executive officers as a group (15 persons)		3,351,452	(15)	16.68%

Other 5% Shareholders
BlackRock, Inc.		1,083,831	(16)	5.49%
Columbia Wanger Asset Management, Inc.		1,007,359	(17)	5.11%

(1)           Represents percentage of 19,727,661 shares issued and outstanding as of March 21, 2011, except with respect to individuals holding options exercisable within 60 days of that date, in which event, represents percentage of shares issued and outstanding plus the number of shares for which that person holds options exercisable within 60 days of March 21, 2011, and except with respect to all directors and executive officers of the Company as a group, in which case represents percentage of shares issued and outstanding plus the number of shares for which those persons hold such options. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm’s policies.

(2)           Includes 60,538 shares of common stock held jointly and options to purchase 2,943 shares of common stock.

(3)           Includes options to purchase 3,575 shares of common stock, 67,692 shares held in a trust of which Mr. Dworken is beneficiary, 30,996 shares held jointly, 26,369 shares held by his spouse and 112, 462 shares held in trusts for the benefit of members of his family.

(4)           Includes options to purchase 4,504 shares of common stock, 77,494 shares held jointly with Mr. Goodman’s spouse, 16,168 shares held by or in trust for members of his family, 3,380 shares held in a profit sharing plan for his benefit and 557 shares held by an estate over which Mr. Goodman has voting power.

(5)           Includes options to purchase 2,884 shares of common stock, 101,857 shares held by his spouse, 24,420 held by his retirement plans for his spouse’s benefit, and 366,580 held by a family LLC.

(6)           Includes options to purchase 99,085 shares of common stock and 293,565 shares held in trust for his children. An aggregate of 374,538 shares are pledged as collateral.  Includes 161,397 shares held by a third party trustee in trust for the benefit of family members of Mr. Paul, as to which he disclaims beneficial ownership. Does not include 50,941 shares of common stock contributed to a Charitable Lead Annuity Trust in which Mr. Paul has a residual interest, but as to which he does not have or share voting or dispositive power.  Mr. Paul’s business address is c/o Ronald D. Paul Companies, Inc. 4416 East West Highway, Bethesda, Maryland 20814.

(7)           Includes options to purchase 61,005 shares of common stock, 2,068 shares held by his spouse and 6,129 shares held by a family LLC.

(8)           Includes 48,187 shares held jointly and 8,566 shares held by relatives, over which Mr. Pozez has voting authority.

(9)           Includes options to purchase 4,318 shares of common stock, 26,865 shares held by his spouse and 22,308 shares held for the benefit of his children.

(10)         Includes options to purchase 6,940 shares of common stock and 43,198 shares held jointly.

(11)         Includes options to purchase 22,875 shares of common stock and 4,419 shares held jointly with Mr. Langmead’s spouse.

(12)         Includes options to purchase 42,476 shares of common stock and 836 shares held by his spouse for their minor child.

(13)         Includes options to purchase 55,757 shares of common stock and 20,801 shares held jointly with her spouse.

(14           Includes options to purchase 25,358 shares of common stock.

(15)         Includes options to purchase 360,289 shares of common stock.

(16)         Based on beneficial ownership reported in a Schedule 13G filed on February 4, 2011, and shares outstanding as of March 21, 2011. BlackRock Inc.’s address is 55 East 52nd Street, New York, New York 10055.

(17)         Based on beneficial ownership reported in a Schedule 13G filed on February 10, 2011, and shares outstanding as of March 21, 2011. Columbia Wanger Asset Management, Inc.’s address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors has nominated nine (9) persons for election as director at the meeting, for a one-year period until the 2012 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees for election as a director currently serves as a member of the Board of Directors of the Company. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below.  Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies. The Board of Directors has determined that each director and nominee for election as director, other than Mr. Paul, is an “independent director” as that term is defined in Rule 5605(a)(2) of The NASDAQ Stock Market (“NASDAQ”). In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business, the arrangements which are disclosed under “Certain Relationships and Related Transactions” in this proxy statement, and the compensation arrangements described under “— Director Compensation.”

Vote Required and Board Recommendation.  Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as director, in the order of the number of votes received. The Board of Directors recommends that shareholders vote FOR each of the nominees for election to the Company’s Board of Directors.

Directors and Nominees for Election as Directors

Set forth below is certain information concerning the directors of the Company, each of whom is a nominee for election as director of the Company.  Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years. Each of the nominees for election as a director of the Company also serves as a director of the Bank.  Except as noted below, each nominee has served as a director of the Company since its organization.

Leslie M. Alperstein, Ph.D. Mr. Alperstein, 68, has been President of Washington Analysis LLC and its predecessor firm, Washington Analysis Corp., a leading governmental policy investment research group in Washington, DC, since its inception in 1973.  He has served as Executive Managing Director and Director of

Research of HSBC Securities, Inc., Director of Economic and Investment Research for NatWest Securities, Prudential Securities, Shields Model Roland, Inc. and Legg Mason & Co. His professional memberships include the National Association of Business Economists, the National Economists Club, and the CFA Society of Washington. Mr. Alperstein was appointed to the Board of Directors in September 2003, and has served as a director of the Bank since 2009.  Mr. Alperstein’s knowledge and experience in the fields of economics and investment management make him uniquely qualified for the Board. His contributions are important in the areas of asset-liability management, investment policy and other strategic issues.

Dudley C. Dworken.  Mr. Dworken, 61, is a private investor and real estate developer. Mr. Dworken was the owner of Curtis Chevrolet, an automobile dealership in Washington, DC  Mr. Dworken was a Director of F&M Bank - Allegiance and its predecessor, Allegiance Bank, N.A. (collectively “Allegiance”) from 1987 until October 1997, and a director of Allegiance Banc Corporation from 1988 until its acquisition by F&M National Corporation, which was subsequently acquired by BB&T Corporation (“F&M”).  Mr. Dworken is an active member of numerous community, business, charitable and educational institutions in the Washington, DC/Montgomery County area. Mr. Dworken has served as a director of the Company and Bank since 1999.  In addition to his many years of service on the boards of banking institutions, Mr. Dworken brings entrepreneurial business knowledge and experience to the Board through his ownership and operation of one of the largest automobile dealerships in Washington, DC. He is Chairman of the Washington Area and the Philadelphia Area and Eastern Pennsylvania Better Business Bureaus, and former Trustee of the Washington Area New Automobile Dealers Association.  He has intimate knowledge of the Company through his experience as Chairman of the Company’s audit committee.

Harvey M. Goodman.  Mr. Goodman, 55, has been with The Goodman, Gable, Gould Company, the Maryland based public insurance adjusting firm where he serves as President, since 1977.  He is a director and past president of the National Association of Public Insurance Adjusters, and is a principal, and formerly a director, of Adjusters International, a national public adjusting firm.  Mr. Goodman has served as a director of the Company since 2007, and of the Bank since its organization. Mr. Goodman brings both entrepreneurial experience and a wealth of knowledge of the financial services industry, with a specialty in insurance. He possesses valuable expertise in the areas of risk management and compliance. He has expertise in corporate governance through his board service to organizations in the insurance industry.

Neal R. Gross.  Mr. Gross, 67, is founder, Chairman and Chief Executive Officer of Neal R. Gross & Co. which provides court reporting services to attorneys, the federal government, private organizations and individuals since 1977.  Mr. Gross previously served as a director of Century Bancshares, Inc., from 1995 until its acquisition by United Bankshares, Inc. in 2001.  Mr. Gross has served a director of the Company since October 2008, and of the Bank since 2001. Mr. Gross possesses management and financial experience through his operation of a large court reporting service in Washington, DC for over 30 years.  He brings extensive knowledge of the banking industry though his board service with another bank and bank holding company prior to joining the Board of the Company.

Ronald D. Paul.  Mr. Paul, 55, is President, Chief Executive Officer and Chairman of the Board of Directors of the Company.  He has served as Chairman since the end of May 2008, and prior to that time was Vice Chairman and Chief Executive Officer since the organization of the Company.  He also has served as Chairman of the Board of Directors of the Bank since its organization.  Since June 2006, he has served as Chief Executive Officer of the Bank, and he served as Interim President of the Bank from November 3, 2003 until January 26, 2004.  Mr. Paul is President of Ronald D. Paul Companies, Inc. and RDP Management, Inc., which are engaged in the business of real estate investment and management activities. He is active in private investments, including as Chairman of Bethesda Investments, Inc., a private venture capital fund.  Mr. Paul was a director of Allegiance from 1990 until September 1997, and a director of Allegiance Banc Corporation from 1990 until its acquisition by F&M, including serving as Vice Chairman of the Board of Directors from 1995.  Mr. Paul is also active in various charitable organizations, including serving as Vice Chairman of the Board of Directors of the National Kidney Foundation from 1996 to 1997, and its Chairman from 2002 to 2003.  Mr. Paul’s qualifications for the Board include his entrepreneurial, management and real estate expertise developed through his operation of a significant real estate and property management company in the Washington metropolitan area. Mr. Paul also has significant experience in corporate governance issues from his Board service with other public companies and major non-profit organizations. He has extensive knowledge of the Company due to his service in Board and management positions since the inception of the Company.

Robert P. Pincus.  Mr. Pincus, 64, serves as Vice Chairman of the Board of Directors of the Company and the Bank. Prior to joining the Company in August 2008 upon the acquisition of Fidelity & Trust Financial Corporation  (“Fidelity”), Mr. Pincus served as Chairman of its wholly owned subsidiary, Fidelity & Trust Bank (“F&T Bank”) from 2005.  He presently serves as Chairman of the Board of Blackstreet Capital Partners, L.P. and Chairman of Milestone Merchant Partners, LLC.  He was Chairman of the Board of BB&T, DC Metro Region, and was Regional President from 1998 to 2002.  From 1991 to 1998, Mr. Pincus was President and Chief Executive Officer of Franklin National Bank of Washington, DC  From 1986 to 1991, Mr. Pincus was the regional president of the DC metropolitan region of Sovran Bank.  From 1971 to 1986, Mr. Pincus was with DC National Bancorp, Inc., where he eventually rose to be President and Chief Executive Officer, prior to its merger with Sovran Bank.  Mr. Pincus is a Trustee of the University of Maryland Foundation, Inc. and is a member of the board of directors of Comstock Homebuilding Companies, Inc., and until 2007 was a director of Mills Corp.  Mr. Pincus brings to the Board a wealth of experience in the worlds of commercial and investment banking. He has previously served as CEO of two different community banks and as a senior executive for major regional banks. He has a strong background in many facets of the financial services industry, as well as the real estate and homebuilding industries and mergers and acquisitions. He has prior experience at both the Board and Audit Committee level with other public companies.

Norman R. Pozez. Mr. Pozez, 56, is the Chairman of The Uniwest Companies, Uniwest Construction, Inc., and Uniwest Realty, Inc., and of Ridemakerz, Inc.  Mr. Pozez has been in the real estate development field for over thirty years. Previously, Mr. Pozez was Chief Operating Officer of The Hair Cuttery of Falls Church, Virginia and is currently on the firm’s Board of Directors.  Mr. Pozez has also served as a Regional Director of Real Estate and Construction for Payless ShoeSource.  During his tenure at Payless and for some years thereafter, Mr. Pozez served on the Board of Directors of Bookstop, Inc., which was sold to Barnes and Noble in 1989.  Mr. Pozez is a licensed Real Estate Broker in Washington, DC, Maryland and Virginia.  Since 1979, Mr. Pozez has been an active member of the International Council of Shopping Centers and is a Board member of a number of not-for-profit organizations serving community needs in and around the Washington, DC metropolitan area.  Mr. Pozez served as Chairman of the Board of Fidelity from April 2004 until February 2005, and as a director of Fidelity from September 2007 until August 2008, when Fidelity was acquired by the Company and he became a director of the Company and Bank.  Mr. Pozez qualifications for Board service include 30 years of management experience at both regional and national companies such as the Hair Cuttery and Payless ShoeSource. His experience in company operations and real estate are very beneficial in light of the Company’s business objectives. He has experience in corporate governance through his prior board service with other companies and non-profit organizations.

Donald R. Rogers.  Mr. Rogers, 65, has been engaged in the private practice of law since 1972 with the Rockville, Maryland based firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A., of which he is a partner.  Mr. Rogers was a director of Allegiance from 1987 until October 1997.  Mr. Rogers has served as a director of the Company since 2007 and of the Bank since its organization.  Mr. Rogers has vast business knowledge and experience gained through his position as a senior partner and chair of the commercial business practice for the largest law firm in Montgomery County, Maryland. He has served as adviser to hundreds of privately owned businesses. He as extensive knowledge of the Company through his Board service and that of the Bank. For the past six years he has been Chairman of the EagleBank Foundation, which has raised more than $1 million for the fight against breast cancer. In addition Mr. Rogers continues to serve as a member of the Board of Directors of a number of privately held companies.

Leland M. Weinstein.  Mr. Weinstein, 48, has served as President of Syscom Services, Inc., a technology consulting and integration firm, since 1997. Previously, he spent thirteen years with Automated Digital Systems, an integrator of duplication and fax technologies, where he rose to president and owner of the company, which he sold to Alco Standard Corporation, which became Ikon Office Solutions. Mr. Weinstein has been appointed to advisory councils for Xerox, Intel/Dialogic, Sharp Electronics, Opentext/Rightfax, Autonomy/Cardiff, Murata Business Systems, Brooktrout Technologies, Panasonic Electronics and was Chairman of the technology council of the American Society of Association Executives.  He was formerly a member of the Board of Governors of the University of Maryland Alumni Association and is involved in numerous charities. Mr. Weinstein has served as a director of the Company since 2005 and of the Bank since 1998. Mr. Weinstein has vast business knowledge and experience gained through his position as President of a successful technology based enterprise. His expertise in regards to technology issues is valuable as it relates to the Company’s business development and operating strategies. He has extensive knowledge of the Company through his service at the Board and committee level.

Election of Directors of the Bank

If elected, the nominees for election as directors intend to vote for each of the nominees and the following persons to serve as directors of the Bank. Each of the following persons currently serves as a director of the Bank.

Arthur H. Blitz.  Mr. Blitz, 70, an attorney engaged in private practice since 1971, is a principal in the Bethesda, Maryland law firm of Paley, Rothman, Goldstein, Eig, Rosenberg & Cooper, Chartered.  Mr. Blitz was a director of  Allegiance at various times from 1987 to October 1997.  Mr. Blitz has served as a director of the Bank since 1998.

Steven L. Fanaroff.  Mr. Fanaroff, 51, is Vice President - Chief Financial Officer of Magruder Holdings, Inc., a regional supermarket chain, with which he has served since 1981.  Mr. Fanaroff served on the Board of Directors of Allegiance from 1990 until 1997. Mr. Fanaroff has served as a director of the Bank since its organization.

Benson Klein.  Mr. Klein, 66, has been an attorney in Montgomery County since 1970, and a principal with Ward & Klein, Chartered, since 1978.  Mr. Klein is also engaged in real estate investment activities in Montgomery County.  He served as a director of Allegiance from 1996 to 1997 and previously served as a director of Lincoln National Bank.  Mr. Klein is currently, and has been, a member of a variety of community, business and charitable institutions in the Washington, DC/Montgomery County area.  Mr. Klein has served as a director of the Bank since its organization.

Susan Lacz.  Ms. Lacz, 50, is a Principal and is Chief Executive Officer of Ridgewells Caterers.  She joined the company in 1986 and purchased it with her business partners in 1997. Active in the community, Ms. Lacz serves on the Board of Directors of the Washington Board of Trade and the Girl Scout Council of the Nation’s Capital, The Board of Trustees and Executive Committee of Imagination Stage, and the Board of Visitors and Executive Committee of Marymount University. Prior to joining the Board of Directors of the Bank in August of 2008,  Ms. Lacz served as a director of F&T Bank from 2005 to 2008.

Bruce H. Lee. Mr. Lee, 46, is President of Development for Lee Development Group, a closely held family real estate business founded in 1920 and based in downtown Silver Spring. He is principal broker of record for Montgomery Land Company, LLC, which specializes in commercial sales, leasing, and property management and the general partner of Montgomery 1936 Land Company LLC and General Manager of Acorn Self Storage.  Mr. Lee was the charter president of the Greater Silver Spring Chamber in 1993.  Mr. Lee was an elected Council member and Chairman of the Township of Chevy Chase View.   Mr. Lee has served as a director of the Bank since 2000.

Thomas W. Roberson. Mr. Roberson, 52, is a partner of Montouri & Roberson. Mr. Roberson specializes in investment real estate. Mr. Roberson was a former Director of Laszlo N. Tauber, M.D. & Associates, LLC and is a current director of the Laszlo N. Tauber Trust. He is also a Trustee of the Montouri Family Foundation. He served on the Board of BB&T, DC Metro Region until January 2006, and was a director of F&T Bank until August 2008, when he joined the Board of Directors of the Bank.  Mr. Roberson is a licensed General Real Property Appraiser, a Commercial Broker, and a tax advocate for assessment appeals.

Benjamin N. Soto.  Mr. Soto, 42, is an attorney practicing in the areas of real estate transactions and bankruptcy.  He is the principal of Premium Title and Escrow, LLC, a Washington, DC based full service title company. In addition he is the owner of Paramount Development, LLC, which is focused on the acquisition and ground up development of commercial buildings and hotels in Washington, DC. He frequently lectures to members of the DC Bar, is a former board member of the National Bar Association, and of the DC Sports and Entertainment Commission, and a former Vice-Chair of the DC Board of Real Property Assessment and Appeals.  Mr. Soto is a member of the DC Builders Industry Association, the Maryland Land Title Association, and the DC Chamber of Commerce. He is also a Director of the DC Land Title Association and the DC Public Education Fund.  Mr. Soto has served as a director of the Bank since 2006.

James A. Soltesz.  Mr. Soltesz, 56, has served as Chief Executive Officer of Loiederman Soltesz Associates, Inc., a land development engineering and consulting firm since 1997.  Mr. Soltesz serves on the Board of Trustees of Georgetown Preparatory School, Mater Dei School, as a Life Director of the Maryland-National Capital Area Building

Industry Association, and Catholic Charities Foundation.  His firm includes 280 people located in six offices throughout the metropolitan area of Washington, DC  Mr. Soltesz has served as a director of the Bank since 2007.

Eric H. West.  Mr. West, 48, has been active in Washington, DC area real estate for over twenty years.  In 1996 Mr. West co-founded West, Lane & Schlager/Oncor International, a leading Washington, DC regional tenant representation and real estate consulting firm.  In 2001 Mr. West co-founded Rock Creek Property Group, a regional real estate investment firm, and in 2009 he co-founded Rock Creek Fund Investors, a special purpose real estate investment fund.  Between 2000 and  2009, Mr. West served on the Board of Governors of the Charles E. Smith Life Communities (formerly the Hebrew Home of Greater Washington).  Between 2004 and 2007 Mr. West served as the real estate chair for the Washington, DC Region of Israel Bonds.  In addition, Mr. West served on the Board of Directors of MicroBioTest, Inc., between 1994 and 2000.  He has served as a director of the Bank since 2003.

Steven M. Wiltse. Mr. Wiltse, 54, is a CPA, tax partner and co-founder of Argy, Wiltse & Robinson, P.C. in McLean, Virginia. As a co-founder, Mr. Wiltse has played a pivotal role in growing the firm and creating its business development program. He has over 30 years of diversified tax experience, with expertise in government contracting, technology, real estate and other service industries. As a tax partner, Mr. Wiltse is responsible for overseeing and managing proactive tax planning activities, addressing complex tax issues, and providing tax compliance services for closely-held corporations and partnerships. Mr. Wiltse has served as a director of the bank since 2010. He formerly was a member of the Bank’s Northern Virginia Advisory Board.

Committees, Meetings and Procedures of the Board of Directors

Meetings.  The Board of Directors of the Company met eleven (11) times during 2010.  All members of the Board of Directors of the Company attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2010 fiscal year or any portion thereof.

Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent registered public accounting firm, occasionally referred to as the “independent accountants,” the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company’s reporting practices and evaluation of the Company’s internal controls and accounting procedures.  It also periodically reviews audit reports with the Company’s independent accountants. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at www.eaglebankcorp.com. The Audit Committee of the Company is currently comprised of Mr. Dworken, the Chairman, and Messrs. Alperstein, Gross, Pincus, Pozez and Weinstein. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by NASDAQ for audit committee members in Rule 5605(c)(2)(A). During the 2010 fiscal year, the Audit Committee of the Company met five (5) times.  The Board of Directors has determined that Mr. Alperstein is an “audit committee financial expert” as defined under regulations of the Securities and Exchange Commission.

The Audit Committee is also responsible for the pre-approval of all non-audit services provided by its independent accountants.  Non-audit services are only provided by the independent auditors to the extent permitted by law.  Pre-approval is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent accountants during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved by one or more members of the committee to whom authority to grant such approval has been delegated by the committee prior to the commencement of the nonaudit services.

Governance & Nominating Committee.  The Board of Directors has a standing Governance & Nominating Committee, consisting of three members of the Board of Directors who are “independent directors” within the meaning of NASDAQ Rule 5605(a)(2). The Governance & Nominating Committee is currently comprised of Mr. Pozez, the Chairman, and Messrs. Pincus and Weinstein.  The Governance & Nominating Committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the shareholders and evaluation of sitting directors. The Board of Directors has adopted a charter for the Governance & Nominating

Committee addressing the nominations process. A copy of the charter is available on the Company’s website at www.eaglebankcorp.com.

The Board has not developed a formal policy for the identification or evaluation of nominees.  In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and through other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Governance & Nominating Committee would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. The Board of Directors and the Governance & Nominating Committee have not established a specific diversity component in their consideration of candidates for director. To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The Governance & Nominating Committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors, on the same basis as candidates proposed by the committee, the Board or other sources.  Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.  Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

Compensation Committee.  The Board of Directors of the Company has a Compensation Committee (the “Compensation Committee”), consisting of all of the members of the Board of Directors who are “independent directors” within the meaning of NASDAQ Rule 5605(a)(2), with Mr. Rogers serving as Chairman. The Compensation Committee has the sole responsibility for determining executive compensation, including that of the named executive officers. The Compensation Committee makes determination with respect to salary levels, bonus compensation and equity compensation awards for executive officers. The Board of Directors has adopted a charter for the Compensation Committee. A copy of the charter is available on the Company’s website at www.eaglebankcorp.com. During the 2010 fiscal year, the Compensation Committee met four (4) times.

During 2010, the Compensation Committee retained and worked with Blanchard Chase, LLC (“Blanchard Chase”), an executive compensation and benefits consulting firm of national scope and reputation, to assist the Company in evaluating executive compensation levels and the form of executive compensation, and in connection with determining compensation levels for 2010 and 2011.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has served as an officer or employee of the Company or Bank at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors.  None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with unaffiliated parties, and not presenting more than the normal risk of collectability or other unfavorable features, and except for transactions described under “Election of Directors - Director Compensation” and “Executive Compensation - Certain Relationships and Related Transactions,” no member of the Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party.

Board Leadership Structure and Risk Oversight Role.  The role of Chairman of the Board of Directors and Chief Executive Officer of the Company are currently held by the same person, Mr. Paul. The foregoing structure is not mandated by any provision of law or our articles of incorporation or bylaws. The Board of Directors reserves the right to establish a different structure in the future.  The Board of Directors currently believes that this structure is the most appropriate leadership structure for the Company. Under the Company’s bylaws, the official role and power of the Chairman is limited, and is related largely to the conduct of meetings of the Board of Directors and shareholders. The Board of Directors believes that the Chief Executive Officer is in the best position to be aware of major issues facing the Company on a day-to-day and long-term basis, and is in the best position to identify key risks and developments facing the Company that may need to be brought to the full Board’s attention. Further, a combined Chairman/Chief Executive Officer position eliminates the potential for confusion as to who leads the Company, providing the Company with a single public “face” in dealing with shareholders, employees, regulators, analysts and other constituencies.  To date, this structure has worked successfully for the Company.  The Board of Directors does not have a designated “lead director.” However, members of the Board of Directors are active in their oversight of management.

The Board of Directors of the Company, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in the Company’s and Bank’s risk oversight activities. These directors, as well as the directors of the Bank, working through numerous committees of the Company and Bank, review and approve the policies of the Company and Bank. The Boards of Directors regularly review the minutes and other reports from the various Board committees.

Shareholder Communications. Company shareholders who wish to communicate with the Board of Directors or an individual director can write to Eagle Bancorp, Inc., 7815 Woodmont Avenue, Bethesda, Maryland 20814, Attention: Jane E. Cornett, Corporate Secretary. Your letter should indicate that you are a shareholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

Director Attendance at the Annual Meeting. The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company’s ten directors in office at the time attended the 2010 annual meeting of shareholders.

Audit Committee Report

The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company’s audit process.

The Audit Committee has:

(1)           reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K;

(2)           discussed with Stegman & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)           has received the written disclosures and letter from Stegman & Company as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Stegman & Company, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman & Company is compatible with the auditor’s independence.

Members of the Audit Committee

Dudley C. Dworken, Chairman	Robert P. Pincus
Leslie M. Alperstein	Norman R. Pozez
Neal R. Gross	Leland M. Weinstein

Director Compensation

The following table sets forth information regarding compensation paid to, or earned by, non-employee directors of the Company during the fiscal year ended December 31, 2010 for service as members of the Company and Bank Boards of Directors.  Members of the Board of Directors who are employees do not receive additional cash compensation for service on the Board of Directors.

Name	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(3)(4)	All Other Compensation		Total
Leslie M. Alperstein, Ph.D.	$23,150	$—	$—	$—		$23,150
Dudley C. Dworken	$92,500	$—	$—	$—		$92,500
Harvey M. Goodman	$21,650	$—	$—	$—		$21,650
Neal R. Gross	$21,800	$—	$—	$—		$21,800
Philip N. Margolius(1)	$15,650	$—	$—	$—		$15,650
Robert P. Pincus	$280,000	$103,500	$—	$34,600	(5)	$418,100
Norman R. Pozez	$22,550	$—	$—	$—		$22,550
Donald R. Rogers	$22,150	$—	$—	$—		$22,150
Leland M. Weinstein	$32,750	$—	$—	$—		$32,750

(1)         Mr. Margolius did not stand for reelection at the 2010 annual meeting of shareholders.

(2)         Represents the grant date fair value of shares of restricted stock granted during 2010. At December 31, 2010, the non-employee directors had unvested shares of restricted common stock as follows: Mr. Alperstein — 856 shares; Mr. Dworken —856 shares; Mr. Goodman — 856 shares; Mr. Gross — 856 shares; Mr. Pincus — 10,000 shares; Mr. Pozez — 856 shares; Mr. Rogers — 856 shares and Mr. Weinstein — 856 shares.

(3)         Represents the grant date fair value of option awards received during 2010.  Please refer to note 13 to the Company’s Consolidated Financial Statements for the year ended December 31, 2010 for a discussion of the assumptions used in calculating the grant date fair value.

(4)     At December 31, 2010, the non-employee directors had outstanding option awards, vested and unvested, to purchase shares of common stock as follows: Mr. Alperstein — 2,943 shares; Mr. Dworken — 3,575 shares; Mr. Goodman — 6,113 shares; Mr. Gross — 2,884 shares; Mr. Pincus — 93,405 shares; Mr. Pozez — 0 shares; Mr. Rogers — 4,318 shares and Mr. Weinstein — 7,752 shares.

(5)         Represents car allowance of $15,000 and $19,600 of payments to defer the cost of health and life insurance.

During the first half of 2010 each non-employee director of the Company and Bank, other than Mr. Pincus, received an annual retainer of $5,000 in cash ($7,500 if a member of both the Company and Bank Board of Directors), plus a cash fee of $300 for each meeting attended of the Board of Directors of the Company, the Board of Directors of the Bank or a committee of the Board of the Company or the Bank ($400 per meeting of a committee if serving as chair of the committee). Non-employee directors serving as the chair of a committee received an additional annual retainer of $1,000 to $3,000 per committee for such service. No equity based awards were issued to any non-employee director other than Mr. Pincus during 2010. In July 2010, the annual retainer was increased to $10,000 ($15,000 if serving on both Boards of Directors), the per meeting fee was increased to $750, and the committee chair fees were increased to $3,000 per year for the Audit and Compensation Committees, and $2,000 for other committees.  In 2010, an aggregate of $252,200 in cash retainers and meeting fees were paid to members of the Board of Directors of the Company (other than Mr. Paul and Mr. Pincus) for service on the Board of Directors of the Company and Bank, and $116,800 was paid to members of only the Board of Directors of the Bank for such service.

During 2011, non-employee directors, other than Mr. Pincus, are entitled to receive the same cash  retainer and meeting fees.

In connection with the acquisition of Fidelity, Mr. Pincus and the Bank entered into an agreement pursuant to which he is retained to serve as Vice Chairman of the Board of Directors of the Company and Bank. Under that agreement, Mr. Pincus receives an annual payment, $280,000 during 2010 and currently $336,000, subject to annual increase to reflect, at a minimum, the increase in the consumer price index, in lieu of all other cash fees for service on the Board of Directors. Mr. Pincus will also be eligible to receive incentive bonuses pursuant to Board approved plans, and $40,000 of reimbursements. The agreement has a term extending until August 31, 2011, subject to automatic renewal for a one year term unless either party gives 60 days notice of nonrenewal. In the event of early termination of the agreement by the Bank without cause, or as a result of Mr. Pincus’ death or disability, or as a result of nonrenewal by the Bank, Mr. Pincus (or his estate) would be entitled to receive continued payment of retainer compensation and car allowance for one year, subject to his continued compliance with the confidentiality, noncompete and nonsolicitation provisions of the agreement. The agreement provides that during the term and for a period of eighteen months after termination, Mr. Pincus will not in any capacity: (i) render any services to a bank or financial services business, including but not limited to any consumer savings, commercial banking, insurance or trust business, or a savings and loan or mortgage business, or other business in which the Bank has invested significant resources in anticipation of commencing, or to any person or entity that is attempting to form such a business if it operates any office, branch or other facility that is (or is proposed to be) located within a thirty-five mile radius of the location of any branch of the Company or Bank or their affiliates; or (ii) induce or attempt to induce any customers, suppliers, officers, employees, contractors, consultants, agents or representatives of, or any other person that has a business relationship with, the Company or Bank or their affiliates, to discontinue, terminate or reduce the extent of their relationship with such entity or to solicit any such customer for any competitive product or service, or otherwise solicit any customer or employee of the Company, or the Bank.

Under the agreement, in the event that: (i) Mr. Pincus is terminated without cause after a change in control; (ii) his title, duties or position are materially reduced within twelve months after a change in control, without his consent, such that he would not have materially comparable compensation benefits and responsibilities, and not have his primary worksite moved more than twenty five miles, and such change is not cured within thirty days of notice of termination; or (iii) he voluntarily terminates the agreement within the thirty day period following twelve months after a change in control, Mr. Pincus would be entitled to receive a lump sum payment equal to 2.99 times his highest rate of base compensation in effect within the twelve months prior to termination, subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as a ‘‘parachute payment.’’  If Mr. Pincus were entitled to receive the termination benefits as of December 31, 2010, he would receive approximately $657,800.

The Company does not maintain any discretionary bonus or non-equity incentive plans or compensation programs, deferred compensation, defined contribution or defined benefit retirement plans, for non-employee directors, or in which such directors may participate.

Executive Officers Who Are Not Directors

Set forth below is certain information regarding persons who are executive officers of the Company or the Bank and who are not directors of the Company.  Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.

Laurence E. Bensignor.  Mr. Bensignor, 54, joined the Company in April 2010 as Senior Vice President, after 29 years in the legal and real estate industries in the Washington, DC area. From February 2009 until joining the Company, he was a principal in CastleGate Partners, LLC, a real estate investment firm.  Previously, from 1999 through 2008, Mr. Bensignor served as Trustee of the Van Metre Family Trusts, the controlling owner of a private, multifaceted real estate organization. Previously, he was a partner and chaired the real estate practice group in the Washington, DC office of the national law firm of Arter & Hadden and formerly was a partner in the Washington, DC law firm of Melrod, Redman & Gartlan. Mr. Bensignor is a Fellow of the American College of Real Estate Lawyers.

Michael T. Flynn.  Mr. Flynn, 63, has served as Executive Vice President and Chief Operating Officer of the Company since June 2006, previously served as President - District of Columbia Division of the Bank, from June 2006 until August 2008, and was President of the Bank from January 2004 until June 2006.  Mr. Flynn has over 39 years experience in the banking industry in the Washington, DC and Maryland region. Prior to joining EagleBank in January 2004, he was the Washington region executive for Mercantile Bankshares Corporation from April 2003. He previously was the Director of Strategic Planning for Allfirst Financial, Inc., and prior to that held several executive level positions for Bank of America and predecessor companies. He has been involved in community affairs throughout his career, particularly educational groups including the American Institute of Banking and the Corcoran College of Art & Design. He is a Director of the Workforce Investment Council of the District of Columbia and the Maryland Banking School.

James H. Langmead.  Mr. Langmead, 61, Executive Vice President and Chief Financial Officer of the Company since January 2007, and Executive Vice President and Chief Financial Officer of the Bank since January 2005, previously served as Chief Financial Officer of Sandy Spring Bank and Sandy Spring Bancorp, Inc. Mr. Langmead, a Certified Public Accountant, served in various financial and senior management roles with Sandy Spring Bank from 1992 through 2004. Prior to that time, Mr. Langmead managed the finance group at the Bank of Baltimore. He has over 40 years experience in the commercial banking industry.

Thomas D. Murphy.  Mr. Murphy, 63, is currently President — Community Banking of the Bank, and previously served as President - Montgomery County Division of the Bank from June 2006 through September 2009, and Executive Vice President - Chief Operating Officer of the Bank. He served at Allegiance from September 1994, including as Executive Vice President and Chief Operating Officer from December 1995 until November 1997.  Prior to his service at Allegiance, he served in the same position at First Montgomery Bank from August 1991 until its acquisition by Sandy Spring National Bank of Maryland in December 1993, and he served as a Vice President of that organization until September 1994. Mr. Murphy has 35 years experience in the commercial banking industry. Active in community affairs, he is past president of the Bethesda-Chevy Chase Chamber of Commerce.

Susan G. Riel.  Ms. Riel, 61, is currently Senior Executive Vice President - Chief Operating Officer of the Bank, and Executive Vice President of the Company. She was formerly Executive Vice President - Chief Operating Officer of the Bank and Chief Administrative Officer, and previously served as Executive Vice President - Chief Operating Officer of Columbia First Bank, FSB from 1989 until that institution’s acquisition by First Union Bancorp in 1995.  Ms. Riel has over 31 years of experience in the commercial banking industry.  Ms. Riel has been with the Company since its inception in 1997.

Janice L. Williams.  Ms. Williams, 54, Executive Vice President and Chief Credit Officer of the Bank, has been employed with the Bank as Credit Officer, Senior Credit Officer, and Chief Credit Officer since 2003.  Prior to employment with the Bank, Ms. Williams served with Capital Bank, Sequoia Bank, and American Security Bank. Additionally, Ms. Williams, a graduate of Georgetown University Law Center and a Member of the Maryland Bar, was previously employed in the private practice of law in Maryland.

EXECUTIVE COMPENSATION

Compensation Disclosure and Analysis

The Company is committed to responsible compensation practices and strives to balance sound risk management and the need to compensate its employees competitively for proven performance.  In this discussion and analysis, we describe how the Company has compensated our named executives to both comply with restrictions under regulations adopted by the United States Department of the Treasury (the “Treasury”) applicable to companies participating in programs under the Troubled Asset Relief Program (“TARP”), and to reward them given our strong performance in 2010.  We also have added some important protections for shareholders and other stakeholders that will likely stay in place even after we have repaid TARP.  These actions include having a senior risk officer review all incentive compensation plans, maintaining a luxury expenditure policy and clawback provisions in our incentive compensation plans.  If 2010 performance is found to be based on materially inaccurate performance criteria, incentive compensation for 2010 will be forfeited and/or recovered.

Later in this proxy statement under the heading “Executive Compensation Tables,” you will find a series of tables containing specific information about the compensation earned by or paid in 2010 to Mr. Paul, the Chief Executive Officer of the Company, Mr. Langmead, the Chief Financial Officer, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2010, referred to as our “named executive officers” or “named executives.”

Impact of Participation in Capital Purchase Program. On December 5, 2008, the Company sold a series of its preferred stock and warrants to purchase common stock to the Treasury under the Capital Purchase Program established under TARP (the “CPP”). As a result of its participation in the CPP, the Company became subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”). In connection with the Company’s participation in the CPP, on December 5, 2008, the Company’s seven senior executives, including our named executive officers, executed waivers consenting to the restrictions and limitations required by the EESA.

On February 17, 2009, the President of the United States signed into law the American Reinvestment and Recovery Act of 2009 (“ARRA”). The ARRA amended, among other things, the EESA by directing the Treasury to issue regulations implementing additional restrictions and limitations on executive compensation paid or accrued by participants in the CPP. The restrictions and limitations of the EESA, as amended, were implemented by interim final rules setting forth the standards on corporate governance and executive compensation, published by the Treasury and effective on June 15, 2009, as updated by subsequently issued technical corrections and guidance (collectively, the “TARP Restrictions”).  The TARP Restrictions, which are applicable during any period while the Company still has financial assistance under the CPP outstanding, include:

•                  a prohibition on paying or accruing any bonus, retention award, or incentive compensation to the five most highly compensated employees of the Company, other than in the form of “long-term restricted stock” in an amount not greater than one-third of the employee’s total compensation;

•                  a prohibition on making any “golden parachute” payments to the named executive officers and the Company’s next five most highly compensated employees, for departure from the Company or upon a change in control of the Company;

•                  a prohibition on any compensation plan that would encourage manipulation of reported earnings, or encourage the named executive officers to take unnecessary and excessive risks that could threaten the value of the Company;

•                  a requirement to conduct semi-annual reviews of the named executive officer and employee compensation plans to ensure they do not contain such prohibited features;

•                  a prohibition on tax gross-ups or other reimbursements for the payment of taxes to the named executive officers and the Company’s next twenty most highly compensated employees;

•                  a limitation on the tax deductibility of the portion of a named executive officer’s annual compensation in excess of $500,000;

•                  a requirement for the repayment, or clawback, of any bonus, incentive and retention payments made to the named executive officers or the next twenty most highly compensated employees, if based on financial statements or any other performance metric criteria that is later found to be materially inaccurate;

•                  establishment by the Board of a company-wide policy regarding excessive or luxury expenditures; and

•                  a requirement to include a proposal for a non-binding vote of shareholders at annual meetings on the compensation of executives as disclosed pursuant to the executive compensation disclosures included in the proxy statement.

The TARP Restrictions have necessarily impacted our compensation practices, as noted in the following discussion. We believe that the Company has fully complied with the TARP Restrictions in connection with its 2010 compensation.

Compensation Objectives.  The primary objectives of the Board of Directors with respect to executive compensation is to tie annual and long-term cash and stock incentives to the achievement of measurable Company and individual performance objectives, thereby aligning the named executive’s incentive with maintaining and increasing shareholder value.  We attempt to achieve these objectives through “pay for performance” compensation policies and programs that put a significant portion of our named executive officers’ overall compensation at risk. Potentially 10% to 35% of total compensation (at target levels) is intended to be in the form of cash bonuses and equity compensation awards in order to focus executives on both short and long term financial performance. We also recognize that ours is a highly competitive market for executive officers, and that we compete for personnel against local community banks and against national, regional and local institutions that operate in the entire metropolitan Washington DC area, and in surrounding markets. We did not provide our named executives with cash bonuses or incentive payments for 2010, and complied with the TARP Restrictions.  We have sought, instead, to provide all of our named executives with equivalent value in the form of “long-term restricted stock” which is compliant with the TARP Restrictions.

Compensation Philosophy.  Our compensation philosophy is to reward our executives with total compensation at or above market commensurate with our performance.  In 2010 our compensation philosophy was to target base salaries for named executives at the market median (50th percentile), taking into consideration individual performance.  Our goal is to provide meaningful incentives through pay for performance programs that pay at the market median for budgeted performance and at the 75th percentile or higher when performance expectations are exceeded.  Since we are a participant in the CPP, we are limited in our compensation mix and realize that this may impact our current pay for performance strategy for some of our named executives.

The Role of the Compensation Committee.  The Company’s Compensation Committee (in this discussion, the “Committee”) serves the full Board of Directors by providing oversight and guidance with respect to compensation policies and practices.  Also, the Committee provides oversight to management so that we create and maintain competitive programs which attract, develop, motivate, reward and retain executives  committed to superior performance and the highest professional and ethical standards.  The Committee seeks to ensure that personnel and compensation policies support our strategic mission and comply with all applicable legal and regulatory requirements.  They also review and consider the results of shareholder advisory votes on executive compensation and respond appropriately.

The Role of Consultants.  In 2010 and 2011, the Committee retained Blanchard Chase to assist the Committee with a competitive analysis of executive compensation in connection with the determination of compensation levels for 2010 and 2011.  Blanchard Chase reported directly to the Committee and did not provide any non-compensation related services or products to the Committee or the Company.  These consultants have provided the Committee with annual updates on market competitive pay for executives and directors since 2006. We further discuss our peer group and benchmarking process later in this Compensation Discussion and Analysis. In addition to benchmark analysis, Blanchard Chase has assisted the Committee with the executive annual and long-term incentive programs, and provided the Committee with guidance on the TARP Restrictions, and other regulatory guidance as it relates to executive compensation.

The Role of Management.  Input from the Chief Executive Officer is considered by the Committee regarding the criteria to be used to determine base salary, bonuses and other benefits for named executive officers other than the Chief Executive Officer. Although input from the Chief Executive Officer is considered by the Committee, the Committee exercises final authority on compensation matters for all named executive officers.  The Chief Executive Officer is not present at Committee meetings during discussion and deliberations regarding his own compensation.

Compensation Components.  The key components of our 2010 executive compensation program for all named executive officers consist of a base salary, a performance-based cash bonus plan — the Senior Executive Incentive Plan, a long-term equity based compensation plan — the 2006 Stock Plan, and a 401(k) Plan. We do not have any nonqualified deferred compensation or supplemental executive benefits in place for our executives.

Base Salary.  The Board of Directors believes that base salary for named executive officers should be targeted at market competitive levels. Base salaries are reviewed annually and adjusted from time to time, based on our review of market data and assessment of Company and individual executive performance. During 2010, our named executives received base salary increases as set forth in the table below.  The amount of the increases reflects the results of the market survey prepared by Blanchard Chase, and the targeted benchmarks for named executive compensation.  Mr. Paul’s increase, while significant in dollar terms, reflects the prior substantial shortfall of his cash compensation as compared to the chief executives of peer institutions, and the reduction in equity compensation previously used in Mr. Paul’s compensation package.

Name	Title	2009 Base	2010 Base	Increase
Ronald D. Paul	President and Chief Executive Officer	$350,000	$542,000	54.85%
James H. Langmead	EVP — Chief Financial Officer	$243,100	$260,000	6.99%
Thomas D. Murphy	President — Community Banking of Bank	$243,100	$255,000	4.90%
Susan G. Riel	EVP, Senior EVP — Chief Operating Officer of Bank	$275,600	$305,000	10.67%
Janice L. Williams	EVP — Chief Credit Officer of Bank	$225,000	$250,000	11.11%

The Compensation Committee has approved base salary increases for 2011 based on the Bank’s performance for 2010. Please refer to “Executive Compensation Tables — Employment Agreements” below for additional information on current salaries and named executive compensation.

Senior Executive Incentive Plan.  The Senior Executive Incentive Plan was established to reward our executives for achieving predefined performance goals.  In 2010, all named executive officers participated in the Senior Executive Incentive Plan.  Under the plan, an executive is eligible to earn a percentage of his or her base salary based on achievement of Company and individual performance objectives.

During 2010, participating executives could earn target incentives ranging from 10% to 35% of their base salary. As noted below in the discussion of our high performance peer group, our performance in 2010 was strong.  A number of our financials were in the 80th - 90th percentiles of our peers.  As a result of our performance, we hit our maximum level for net income under the Senior Executive Incentive Plan, and at least threshold levels for a number of the specific performance criteria that were set for our named executives.  Accordingly the Committee approved annual incentive payouts that were above the maximum levels for most of the named executives as shown in the table below. Mr. Paul earned an incentive award equal to 50% of base salary, reflecting the Company exceeding the maximum goal for net income and meeting above the target goal for efficiency ratio, as adjusted, and his significantly exceeding his personal performance goals, resulting in a maximum award for that metric, which constituted 35% of his incentive payment potential.  Mr. Paul’s earned payment under the Senior Executive Incentive Plan would have been 65% of his base salary but for the TARP Restrictions.

Name	Title	2010 Annual Incentive Target Award	Maximum Annual Award	Actual 2010 Payout
Ronald D. Paul	President and Chief Executive Officer	35%	70%	50.0%
James H. Langmead	EVP — Chief Financial Officer	10%	15%	10.8%
Thomas D. Murphy	President — Community Banking of Bank	20%	30%	18.6%
Susan G. Riel	EVP, Senior EVP — Chief Operating Officer of Bank	20%	40%	25.4%
Janice L. Williams	EVP — Chief Credit Officer of Bank	20%	30%	20.3%

In order for the named executive to receive any portion of the potential aggregate incentive payout, the Company must maintain satisfactory regulatory ratings and reviews.  Additionally, no amounts are payable if the Company does not achieve at least 85% of the Bank’s net income goal.  Then, component portions of the aggregate potential payment may be earned, based upon the degree of achievement of designated performance targets for the other metrics described below.  The measures to which each named executive’s award is subject may vary depending on the executive’s area of responsibility. Each component portion of the potential incentive payment is subject to payment only if the threshold is met or exceeded in total, with no provision for partial or graduated payments for below threshold performance levels. We pay, however, on a pro rata basis for actual performance results that fall between threshold, target and maximum levels. The actual amount which an individual named executive officer may receive may therefore be equal to or below the amount or percentage indicated in the table above.

For 2010, we expanded the number of performance metrics used to gauge Company performance, and to which a portion of each named executive’s compensation under the Senior Executive Officer Plan is tied.  The following table indicates the relative weight of Company—wide and personal performance goals for each named executive officer.

Weighting of Performance Criteria by Officer

Name	Company-Wide Performance	Personal Performance or Compensation Committee Discretion
Ronald D. Paul	65%	35%
James H. Langmead	80%	20%
Thomas D. Murphy	80%	20%
Susan G. Riel	80%	20%
Janice L. Williams	80%	20%

The table below reflects the percentage weighting of each metric applicable to each of the named executives. For example, 50% of Mr. Paul’s target incentive payment of 35% of base salary is contingent on meeting the designated net operating income target.  If the net operating income target is met, but not exceeded he would receive 17.5% of salary in respect of that component. The target level of the same factor may be different for different named executives.  Other performance metrics, not described below, are applicable to senior executives who are not named executive officers.

2010 Senior Executive Incentive Bonus Plan Metrics and Weighting

	Chief Executive Officer	Chief Financial Officer	President – Community Banking	Chief Operating Officer	Chief Credit Officer
Net operating income	50%	16%	12%	12%	12%
Efficiency ratio	15%	16%	—	16%	—
Net interest margin	—	16%	—	—	—
Level of non-performing assets	—	—	—	—	23%
Demand deposits/Total deposits	—	—	16%	—	—
Allowance for credit losses	—	—	—	—	14%
Level of charge-offs	—	—	—	—	23%
Money market deposits/Total deposits	—	—	16%	—	—
Average rate on liabilities	—	12%	8%	—	—
Average interest rate on investments	—	10%	—	—
Level of service charge income	—	—	16%	16%	—
Level of salary/benefit expense	—	—	8%	20%	—
Level of other expenses	—	10%	4%	16%	8%
Personal performance/Discretionary	35%	20%	20%	20%	20%

The target level for the efficiency ratio was 58.73%; for net interest margin was 3.97%; and for interest on investments was 3.63%. The target level for net operating income was $15.28 million. The target level of non-interest loan income was $1.47 million and for non-interest service charge income was $3.55 million. The target level for salary and benefit expense was $24.57 million and for other expenses was $13.58 million. The target levels for loan related, non performing asset related, deposit growth related and expense related metrics are not disclosed in order to prevent competitive harm to the Company. The Company met or exceeded threshold levels for all but one of the listed metrics, with deposit growth above target levels, other expenses slightly below target, and the level of non-performing assets slightly above target. The Company did not achieve threshold levels in respect of the ratio of money market deposits to total deposits. Target levels for all metrics are based upon the Company’s budget goals, which are established by determining the expected financial position and results of operations of the Company at the end of the budget year, in light of the available resources of the Company, market conditions, anticipated interest rates, competitive factors and other anticipated economic and financial conditions, and adjusting the budgeted results of operation, deposit and loan totals and performance ratios to reflect improvement.  The Committee and Board of Directors considers these goals aggressive in regard to expected performance and industry standards, particularly in light of the difficult economic climate during 2010. The establishment of budget goals and performance targets for compensation plan purposes in one year, and the changes in such goals and targets from year to year, is not intended to provide any guidance or indication as to operating performance or results in any future period, and readers should not extrapolate past goals to predict future performance goals or targets.

The Board of Directors reserves the right to grant a discretionary bonus in addition to the performance related incentive payment, or to award all or a portion of the aggregate potential incentive payment where the targets are not met, based upon extenuating factors.  The Committee reserves the right to adjust the actual results for any metric to reflect extraordinary, unbudgeted or nonrecurring items or expenses which inappropriately affect, positively or negatively, a participant’s incentive payment opportunity.  During 2010, the Committee adjusted five (5) metrics: net income, interest on investments, salaries and benefits, other expenses, and efficiency ratio. These metrics were adjusted to reflect unanticipated opportunities which resulted in significant impact on established income and expense related goals, including: the acceleration of leases, the expansion of the residential mortgage area, and the opportunity to take advantage of unanticipated market opportunities to realize investment gains. In 2010 we exceeded the net income target and achieved at least threshold performance in 12 of the 13 Company-wide metrics listed above, therefore amounts paid to named executive officers pursuant to the Senior Executive Incentive Plan for 2010 performance ranged from approximately 10.8% to 50% of base salary.

The incentives earned under the Senior Executive Incentive Plan for 2010 performance were paid in long-term restricted stock compliant with the TARP Restrictions.  At a minimum, compliant “long-term restricted stock” must have a minimum period of two years from grant during which it remains forfeitable if the recipient is no longer performing substantial services, other than as a result of death or disability, and may not become transferable prior to repayment of TARP assistance in full, or in increments of 25% of the original amount of TARP assistance.  The value of permitted bonus awards of long-term restricted stock may not exceed one-third of an employee’s total compensation for the year.

Equity Compensation.  We believe that our long-term interests are best advanced by aligning the interests of our executive officers with the interests of our shareholders. Accordingly, subject to compliance with the provisions of the TARP Restrictions which limit our ability to grant options and other incentive awards, we may award stock options, stock appreciation rights (“SARS”) and restricted stock to our executive officers pursuant to our 2006 Stock Plan, which was adopted by our shareholders in 2006.

2010 Equity Grants.  During the period while we have assistance under the CPP outstanding, equity awards must be made in the form of long-term restricted stock for those named executives that are one of the five highest compensated employees.  Based on 2009 performance, the Committee approved discretionary awards of long-term restricted stock for the named executive officers in January 2010.  The fair value of these grants ranged from 15% to 20% of the named executive’s base salary, other than for Mr. Paul, who received only a minimal grant of approximately 1% of total compensation, in order to comply with the TARP Restrictions.  The shares of long-term restricted stock granted in 2010 which reflect amounts earned under the Senior Executive Incentive Plan are not vested or transferable prior to the redemption in full of the Company’s CPP preferred stock, or a minimum period of two years from grant, whichever is later. The portion reflecting the value of discretionary cash bonuses and/or option grants vest over four years, 60% on the second anniversary of the date of grant, and 20% on the third and fourth anniversaries, provided that no amount shall vest prior to the redemption in full of the Company’s CPP preferred stock.

2011 Equity Grants. Based on 2010 performance, the Committee approved discretionary awards of long-term restricted stock for the named executive officers, other than Mr. Paul, in March 2011. The fair value of these grants ranged from 10% to 25% of the named executive’s base salary.  These are in addition to the restricted shares that were paid in lieu of bonuses under the Senior Executive Incentive Plan. The level of discretionary grants for the named executives was limited by the TARP Restrictions, which also precluded any additional award to Mr. Paul. The shares of long-term restricted stock granted in 2011 which reflect amounts earned under the Senior Executive Incentive Plan and amounts related to discretionary cash bonuses are not vested or transferable prior to the redemption in full of the Company’s CPP preferred stock, or a minimum period of two years from grant, whichever is later. The portion reflecting the value of equity awards vest over four years, 60% on the second anniversary of the date of grant, and 20% on the third and fourth anniversaries, provided that no amount shall vest prior to the redemption in full of the Company’s CPP preferred stock.

Timing and Pricing of Equity Awards.  Equity compensation awards for named executive officers and employees are generally approved in the first quarter of each year.  Awards may be made periodically for new hires during the year.  Awards are based on a number of criteria including the Bank’s performance, the relative rank of the employee within the Company and his or her specific contributions to the success of the Company.

The grant date is established when the Committee approves the grant and all key terms have been established and communicated to award recipients.  We set the exercise price for our stock options as the average of the high and low stock price on the grant date. Our equity award process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices.  Similarly, we expect that the release of material nonpublic information will not be timed with the purpose or intent to affect the value of executive compensation.

Peer Groups & Benchmarking.  In the fourth quarter of 2010, Blanchard Chase was engaged to provide an updated market analysis on executive compensation levels.  Blanchard Chase utilized 2010 proxy data for a peer group of 16 publicly traded banks. Blanchard Chase looked at high-performing financial institutions located on the east coast with assets between $900 million and $4.5 billion. The peer group included metropolitan banks with return on average equity (“ROAE”) greater than 6%, returns on average assets (“ROAA”) greater than 0.5%, and a ratio of nonperforming assets to total assets less than 2%.  The group reflects banks with at least 50% of its loan portfolio in commercial loans. Proxies filed in 2010 reflected compensation earned in 2009, therefore the data was adjusted with a 3% annual aging factor.  This peer group represents a change from 2009 when the Committee reviewed a peer group which was more oriented to regional peers, and a smaller peer group of institutions in the Company’s immediate market area, and did not specifically focus on level of performance.  As many of the regional peers did not perform well during 2010, the Committee did not believe that the regional and local peer groups utilized in previous benchmark studies provided adequate comparisons for compensation purposes given the Company’s strong performance.

Peer Groups.  The 2010 proxy peer group is listed below.  Except as otherwise noted, financial data reflects information at and for the nine months ended September 30, 2010, and is from SNL Financial and Company filings. As summarized below, the Company’s financial performance in 2010 was very strong relative to asset growth and our peers.

Company Name	City	State	Total Assets 2009 (1) ($000)	Total Assets MRQ ($000)	Asset Growth 3 Year (%)	ROAA YTD (%)	ROAE YTD (%)	Net Interest Margin YTD (%)	Efficiency Ratio YTD (%)	NPAs/ Assets YTD (%)	Core EPS Growth YTD (%)	Total Return 3 Year (2) (%)
Independent Bank Corp.	Rockland	MA	4,482,021	4,547,207	58.44	0.83	8.96	3.93	65.11	1.25	-0.69	-5.60
Dime Community Bancshares, Inc.	Brooklyn	NY	3,952,274	4,113,940	24.54	1.00	13.22	3.47	42.55	0.70	36.63	18.78
TowneBank	Portsmouth	VA	3,606,451	3,690,534	64.33	0.83	6.32	3.67	64.48	2.06	6.50	-0.75
Sandy Spring Bancorp, Inc.	Olney	MD	3,630,478	3,673,246	39.07	0.56	4.62	3.58	60.46	2.36	NM	-36.51
Tompkins Financial Corporation	Ithaca	NY	3,153,260	3,206,763	42.63	1.05	12.78	3.89	61.17	1.67	0.40	12.69
Washington Trust Bancorp, Inc.	Westerly	RI	2,884,473	2,896,425	20.23	0.77	8.54	2.88	67.30	1.41	19.33	-2.66
Lakeland Bancorp, Inc.	Oak Ridge	NJ	2,723,968	2,767,976	20.34	0.68	6.97	3.95	59.00	1.86	NM	-4.32
Danvers Bancorp, Inc.	Danvers	MA	2,499,749	2,454,828	97.98	0.71	6.13	3.57	70.53	0.73	224.20	NA
Cardinal Financial Corporation	McLean	VA	1,976,185	1,949,268	20.61	0.98	8.95	3.65	58.01	0.56	80.18	10.34
First of Long Island Corporation	Glen Head	NY	1,675,169	1,653,235	75.56	1.16	14.25	3.85	53.62	0.27	14.85	56.27

Company Name	City	State	Total Assets 2009 ($000)	Total Assets MRQ ($000)	Asset Growth 3 Year (%)	ROAA YTD (%)	ROAE YTD (%)	Net Interest Margin YTD (%)	Efficiency Ratio YTD (%)	NPAs/ Assets YTD (%)	Core EPS Growth YTD (%)	Total Return 3 Year(1) (%)
BNC Bancorp	High Point	NC	1,634,185	1,628,570	71.71	0.93	12.62	3.58	61.98	2.06	-81.19	-39.89
State Bancorp, Inc.	Jericho	NY	1,607,712	1,621,675	-10.12	0.64	6.88	4.26	62.92	0.60	NM	-26.27
Canandaigua National Corporation	Canandaigua	NY	1,566,000	1,613,056	29.86	1.12	15.76	4.28	59.70	1.57	19.81	14.53
Bancorp Rhode Island, Inc.	Providence	RI	1,589,946	1,586,778	7.55	0.65	8.14	3.58	66.43	0.99	191.70	-4.00
Orrstown Financial Services, Inc.	Shippensburg	PA	1,196,432	1,316,038	47.88	1.22	10.92	3.75	54.06	1.15	-15.51	-8.89
Bridge Bancorp, Inc.	Bridgehampton	NY	897,257	923,149	56.41	0.95	15.24	4.20	62.82	1.17	-9.80	8.51

Average			2,442,223	2,477,668	41.69	0.88	10.02	3.76	60.63	1.28	37.42	-0.52
25th Percentile			1,603,271	1,619,520	20.55	0.70	6.95	3.58	64.64	1.72	-0.69	-7.25
50th Percentile			2,237,967	2,202,048	40.85	0.88	8.96	3.71	61.58	1.21	14.85	-2.66
75th Percentile			3,266,558	3,323,384	59.91	1.01	12.89	3.94	58.75	0.72	36.63	11.52
Eagle Bancorp, Inc.	Bethesda	MD	1,805,504	2,006,146	133.43	0.82	8.24	4.06	61.42	1.61	24.45	14.01
Percent Rank			43rd	42nd	Highest	39th	31st	83rd	46th	31st	69th	84th

(1) Total assets are as of December 31, 2009.

(2) Three year total return through December 6, 2010.

Market Comparison.  The 2010 executive compensation review by Blanchard Chase was requested by the Committee to assist in discussions regarding year-end compensation decisions including base salary increases for 2011, and both annual incentive and long-term equity payouts for 2010 performance. Based on this study and our performance in 2010, we made the following compensation decisions for 2011.

•                  The Committee agreed to increase named executive’s base salaries for 2011 between 7% and 15% based on their individual performance and their market standing in the most recent compensation study.  Our aim is to continue with an overall compensation philosophy that targets base salaries at the market median and to establish competitive variable compensation through our performance incentive plans.  However, while we are subject to the TARP Restrictions, we have less flexibility and expect to place greater emphasis on base salary and less on incentive compensation in order to maintain our goal of competitive overall compensation levels.

•                  We will continue to use the Senior Executive Incentive Plan as a measure of incentive compensation, and are currently refining our plan and performance metrics to ensure we are incorporating safety and soundness as well as our strategic goals into our plan as we establish performance goals for 2011. The 2011 Plan has not, however, been finalized or presented to the Compensation Committee for approval. We expect we will pay our incentive compensation awards for our most highly compensated employees and our named executives in long-term restricted stock compliant with the TARP Restrictions as long as we remain a participant in the CPP.

401(k) Plan.  Our 401(k) Plan allows all officers and employees of the Company working 1,000 hours or more in a calendar year to defer a portion of their compensation, and provides a match of up to 3% of their base salaries, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, all employees receive the same percentage match.  During 2010, the Company made the maximum matching contributions.

Additional Employee Benefit Plans.  The Bank also provides additional benefit programs to employees including health and dental insurance, life and long term and short term disability insurance.

Employment and Severance Arrangements.  Each of our named executive officers has an employment agreement which contains provisions for payments upon a change in control of the Company, and provides for noncompetition and nonsolicitation provisions benefiting the Company under certain circumstances.  These agreements are described in detail under the caption “Employment Agreements.”  The Committee believes that the agreements provide continuity of executive management, employment security which is conducive to maximum employee effort and valuable protections for the Company and its executive officers.  All termination and change in control payments are subject to elimination in accordance with the TARP Restrictions.

Inter-Relationship of Elements of Total Compensation.  The various elements of the compensation package are not interrelated. For example, if it does not appear as though the target bonus thresholds will be achieved, the size of equity compensation awards will not be affected. While the potential size of an element of compensation may be expressed as a percentage of base or total compensation, there is no significant interplay of the various elements of total compensation between each other. If awards that are granted in one year become less valuable, or less likely of vesting, the amount of the bonus or base compensation to be paid the executive officer for the next year is not impacted. Similarly, if equity awards become extremely valuable, the amount of base compensation or bonus to be awarded for the next year is not affected. While the Board has discretion to make exceptions to any base compensation or bonus payouts under existing plans, it has not approved any exceptions to the plans with regard to any executive officers.

Equity Ownership Guidelines.  We have no equity or security ownership requirements or guidelines for executive officers. However, all of the executive officers own common stock or options to purchase common stock pursuant to our equity compensation plans.

Risk Analysis of Incentive Compensation Programs

In setting compensation, the Compensation Committee of the Company also considers the risks to the Company’s shareholders and the achievement of our goals that may be inherent in our compensation programs. Although a significant portion of some employees’ compensation is performance-based and “at-risk,” we believe our compensation program is appropriately structured and does not pose a material risk to the Company. The Compensation Committee of the Company meets with our senior risk officer to identify and discuss any risks associated with named executive officer compensation plans and other employee incentive compensation plans. The report below outlines our process and the steps taken to mitigate any risks that were uncovered in our discussions.

Executive Compensation Plan Risk Assessment. Our senior risk officer has reviewed all incentive programs, including the Senior Executive Incentive Plan for 2010 and the 2006 Stock Plan, and named executive employment agreements with the Committees, and concluded that none of them considered individually or as a group, presented any material threat to our capital or earnings, encouraged taking undue or excessive risks, or encouraged manipulation of financial data in order to increase the size of an award.  These conclusions were based on the following:

•                  The Senior Executive Incentive Plan is a formal performance-based plan in which the Committee is deeply involved.  The Committee establishes Company-wide goals early in the performance year and communicates these performance goals to the full Board for their review and approval.  We use a balance of Company-wide goals and individual or departmental goals and customize the goals each year based on each executive’s functional responsibility. The Committee is active in setting and approving the Company-wide goals each year. The Chief Executive Officer provides input on weighting of departmental or individual goals for his direct reports. Once these are presented to the Committee, the Committee will discuss and approve, or revise the goals for the other named executives.

•                  When setting actual goals, we consider not only our annual budget, but our strategic initiatives and peer performance, which we believe mitigates risk and keeps executives focused on the long-term success of the Company. The Committee reviews these performance evaluations each year, not only to determine final award payouts, but to discuss developmental opportunities for our named executives.  In addition, for any payout to occur, we must have satisfactory regulatory ratings and reviews.

•                  We believe that target and maximum awards are reasonable and competitive based on market research that was provided by our compensation consultant. We also pay out on a pro-rata basis for actual performance results that fall in between threshold, target and maximum levels. We believe this reduces the likelihood of an executive misstating numbers to reach the next award level or withholding information to count towards the next performance year.

•                  With the adoption of a “clawback” policy in early 2009 under the Senior  Executive Incentive Plan, which allows us to recover all or part of a cash or stock incentive award in certain cases of inaccurate financial statement information that resulted in a restatement of our financial statements, or on a fraudulent, willful or grossly negligent misrepresentation, such activities would not be rewarded.

•                  The individual named executive officer employment agreements, which had previously been reviewed by the Compensation Committee, and which have not been modified, provide for the payment to each named executive officer of base salaries, certain insurance benefits, car allowances, and eligibility for participation in our incentive plans, equity compensation plans and other compensation programs we may adopt, as well as certain benefits and payments upon termination or a change in control.  None of the agreements provides for any specific mandatory variable or incentive pay, or any other conditional compensation.  As such, the Committee believes that none of such agreements present any material threat to our capital or earnings, encourage taking undue or excessive risks, or encourage manipulation of financial data in order to increase the size of an award.

Non-Executive Compensation Plan Risk Assessment. Our senior risk officer reviewed incentive programs in which employees who are not executive officers participate, with the Compensation Committee.  It was concluded that none of these programs presented any material threat to our capital or earnings, encouraged taking undue or excessive risks, or encouraged manipulation of financial data in order to increase the size of an award. The following incentive compensation plans were reviewed:

•                  Three producer incentive plans were reviewed; the Retail Banking, C&I Lending and Commercial Real Estate Lending (“CRE”).  Under these plans, certain employees are compensated with cash incentives calculated as a specific percentage of salary or of qualifying loans, deposits and other business they produce. A portion of the potential compensation under these plans is tied to individual and/or team performance and paid on an annual basis.  There are also components, such as the collection of loan fees and the expansion of existing, or the establishing of new, customer deposit accounts, that are paid quarterly. We believe intrinsic features of these plans protect us against unnecessary risk taking, including: (i) the plan modifier that reduces or eliminates incentive payouts when asset quality measures decline or fall below minimum acceptable levels; (ii) having the individual production payout paid on an annual basis, which allows us to modify incentive payouts at the end of the year in light of asset quality issues or other adverse developments; (iii) a cap of 35% on the annual individual producer portion of the plans, which is reasonable relative to market.

•                  Consumer Lending and Bank to Business (B2B) Management Incentive Plan.  This plan rewards the management of these departments providing they meet established departmental production goals. Department managers can earn 10% to 30% of their salary based on goal achievement, to be paid on an annual basis.  We believe this range of opportunity is reasonable and there are sufficient checks and balances within these separate departments regarding underwriting these loans, either credit scored or adhering to established loan policy guidelines, restricting the ability of individual lenders to take unnecessary or excessive risks.

•                  Residential Mortgage Loan Officers are currently paid as a percentage of the service released premium, however, effective April 1, 2011, this will change and their payment will be based on loan production, quality of loan, adherence to bank policy and regulations.  There are separate agreements with each mortgage loan officer outlining their individual compensation package.  There is also an incentive program for loan processors, loan closers, and underwriters in the Residential Mortgage Division.  Loan processors and loan closers are paid for each loan closed providing the reach an established minimum number for each month.  Underwriters are paid for each loan dispositioned regardless of the decision made, providing they reach an established number handled per month.

Clawback provisions are included in all incentive compensation plans.  All of our incentive plans call for the employee to be in good standing with no adverse written performance documentation.  Once an employee receives adverse written documentation for performance, they are ineligible to receive incentive payments for a minimum of 90 days.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Disclosure and Analysis with management. Based on our review and discussion with management we have recommended to the Board of Directors that the

Compensation Disclosure and Analysis be included in this proxy statement and incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2010.

The Compensation Committee certifies that: (1) it has reviewed with the senior risk officer the named executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage named executive officers to take unnecessary and excessive risks that threaten the value of the Company; (2) it has reviewed with the senior risk officer the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (3) it has reviewed the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Members of the Compensation Committee

Donald R. Rogers Chairman	Neal R. Gross
Leslie M. Alperstein, Ph.D.	Robert P. Pincus
Dudley C. Dworken	Norman R. Pozez
Harvey M. Goodman	Leland M. Weinstein

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables

The following table sets forth a comprehensive overview of the compensation for Mr. Paul, the President of the Company, Mr. Langmead, the Chief Financial Officer of the Company, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)		Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Ronald D. Paul, President and Chief Executive Officer of the Company; Chief Executive Officer of Bank	2010	$542,000	$—		$—		$—	$271,000	(3)	$30,185	(4)	$843,185
	2009	$350,000	$—		$196,610	(5)	$95,041	$173,425	(6)	$26,596	(7)	$841,672
	2008	$350,000	$74,115		$—		$130,542	$—		$—		$554,657

James H. Langmead, Executive Vice President, Chief Financial Officer of Company and Bank	2010	$260,000	$50,164	(3)	$51,836	(3)	$—	$27,997	(3)	$21,231	(8)	$411,228
	2009	$243,100	$—		$36,463	(6)	$40,905	$21,249	(6)	$17,116	(9)	$358,833
	2008	$243,100	$—		$—		$16,682	$44,118		$20,465	(10)	$324,365

Thomas D. Murphy, Executive Vice President of the Company; President —Community Banking of Bank	2010	$255,000	$41,720	(3)	$38,250	(3)-	$—	$47,530	(3)	$21,511	(11)	$404,001
	2009	$243,100	$—		$36,463	(6)	$19,035	$34,155	(6)	$18,048	(12)	$350,801
	2008	$243,100	$—		$—		$13,345	$33,597		$21,447	(13)	$311,489

Susan G. Riel, Executive Vice President of Company , Senior Executive Vice President — Chief Operating Officer of Bank	2010	$305,000	$44,502	(3)	$30,500	(3)	$—	$77,498	(3)	$20,607	(14)	$478,107
	2009	$275,600	$—		$55,724	(6)	$64,800	$47,486	(6)	$16,954	(15)	$460,564
	2008	$243,100	$—		$—		$16,682	$46,423		$20,350	(16)	$326,555

Janice L. Williams — Executive Vice President — Chief Credit Officer of Bank	2010	$250,000	$16,720	(3)	$57,500	(3)	$—	$50,780	(3)	$13,194	(17)	$388,194

(1)          Reflects amounts earned pursuant to the discretionary awards under Company’s Senior Executive Incentive Plan, except for Mr. Paul in respect of 2008. Amounts shown are based on performance in the year indicated and are paid in the following year.

(2)          Represents the grant date fair value of awards of restricted stock or performance based restricted stock (in the case of Stock Awards) and options and SARs (in the case of Option Awards) granted during year indicated.  Please refer to note 13 to the Company’s Consolidated Financial Statements for the year ended December 31, 2010 for a discussion of the assumptions used in calculating the grant date fair value.

(3)          In accordance with the requirements of the TARP Restrictions, the amounts shown were paid in the form of “long-term restricted stock” based upon the fair value of the common stock on the date of grant, $13.93.

(4)          Includes $18,000 car allowance, $5,000 insurance premium  and $7,185 401(k) matching contribution.

(5)          Includes $1,573 of “long-term restricted stock” based upon the fair value of the common stock on the date of grant, $10.35.

(6)          In accordance with the requirements of the TARP Restrictions, the amounts shown were paid in the form of “long-term restricted stock” based upon the fair value of the common stock on the date of grant, $10.35.

(7)          Includes $18,000 car allowance, $5,000 insurance premium  and $3,596 401(k) matching contribution.

(8)          Includes $9,000 car allowance, $5,046 insurance premium and $7,185 401(k) matching contribution

(9)          Includes $9,000 car allowance, $4,584 insurance premium and $3,532 401(k) matching contribution.

(10)    Includes $9,000 car allowance, $4,172 insurance premium and $7,293 401(k) matching contribution.

(11)    Includes $9,000 car allowance, $5,334 insurance premium and $7,177 401(k) matching contribution.

(12)    Includes $9,000 car allowance, $5,534 insurance premium and $3,514 401(k) matching contribution.

(13)    Includes $9,000 car allowance, $5,534 insurance premium and $6,913 401(k) matching contribution.

(14)    Includes $9,000 car allowance, $4,422 insurance premium and $7.185 401(k) matching contribution.

(15)    Includes $9,000 car allowance, $4,422 insurance premium and $3,532 401(k) matching contribution.

(16)   Includes $9,000 car allowance, $4,422 insurance premium and $6,928 401(k) matching contribution.

(17)    Includes $6,000 car allowance, $7,194 insurance 401(k) matching contribution.

The Company does not maintain (i) any defined benefit retirement plans, or (ii) any nonqualified deferred compensation programs or arrangements.

Employment Agreements. The Company and Mr. Paul are parties to an employment agreement governing his service and compensation as President and Chief Executive Officer of the Company. The current term of Mr. Paul’s employment agreement expires on December 31, 2013. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Paul has given notice of his intention not to renew the term. Under his agreement, Mr. Paul is entitled to receive a current annual base salary of $623,300, subject to periodic increase.  Mr. Paul may receive grants of options or restricted stock, and may also receive a bonus, in the discretion of the Board of Directors, subject to the limitations on bonuses and incentive payments under the TARP Restrictions during any period when the Company has any securities issued under the CPP held by the Treasury or another agency of the Federal government. The compensation under Mr. Paul’s employment agreement is in lieu of all other cash fees for service on the Boards of Directors or any committees of the Company and the Bank.  In the event of termination of Mr. Paul’s employment for any reason other than for cause (as defined), Mr. Paul (or his estate), is entitled to receive an amount in cash equal to 2.99 times his then current base salary, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank, and subject to the provisions of the TARP Restrictions prohibiting “golden parachutes.”  In addition, subject to the effect of such provisions, all of Mr. Paul’s options will immediately vest upon any termination.

If Mr. Paul were entitled to receive the termination benefits as of December 31, 2010, he would receive approximately $1,620,580, or approximately $978,890 if the termination were in connection with a change in control. Additionally, in the event of any termination, all of the unvested options and restricted stock held by Mr. Paul will accelerate and become immediately exercisable.  At December 31, 2010, the inherent value of Mr. Paul’s unvested options and restricted stock was $1,088,127.

Each of the four other named executive officers has an employment agreement with the Bank. Each of the agreements expires August 31, 2011. The table below sets forth the base salary as of December 31, 2010, amount of Bank paid life insurance (at standard rates), and annual car allowance to which the named executive officers are entitled.  The other named executive officers have current base salaries as follows: Mr. Langmead — $280,800; Mr. Murphy — $275,400; Ms. Riel — $341,600; Ms. Williams $275,000. Each of these officers is also entitled to participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to all officers and employees of the Bank or the Company.  Under each agreement if the officer’s employment is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), he/she would be entitled to receive continued payment of base salary for one year following termination, plus payment of health insurance premiums under COBRA for one year, subject to his/her compliance with the noncompete and nondisturbance provisions of the agreement. These payments, and the change in control payment payments discussed below, are potentially subject to limitation or elimination in accordance with the TARP

Restrictions. Each agreement: (i) limits the executive’s severance compensation in connection with an involuntary termination or in connection with any bankruptcy, liquidation or receivership of the Company to the amount permitted under Section 280G of the Internal Revenue Code; and (ii) provides for the recovery by the Company of payments based on financial statements or other criteria that are later proven to be materially inaccurate. Each of these requirements applies during the period that the Treasury owns any securities acquired under the CPP.

The noncompete and nondisturbance provisions of the agreements (the “Noncompete Provisions”) provide that: (i) for 180 days after termination, or until the end of the original term of the agreement, whichever is earlier, the officer will not in any capacity render any services to a bank or savings and loan or a holding company of a bank or savings and loan, or to any person or entity that is attempting to form a bank, with respect to any office, branch or other facility that is (or is proposed to be) located within a thirty-five (35) mile radius of the location of the Company’s headquarters; and (ii) for twelve (12) months after the last date of employment, the officer will not, directly or indirectly, induce or attempt to induce any customers, suppliers, officers, employees, contractors, consultants, agents or representatives of, or any other person that has a business relationship with, the Company or any of its parent, subsidiaries and affiliates to discontinue, terminate or reduce the extent of their relationship with the Company and/or any such parent, subsidiary or affiliate or to take any action that would disrupt or otherwise be disadvantageous to any such relationship, or otherwise solicit any customer or employee of the Company.  The amount to which each of the named executive officers would be entitled to if he/she were terminated, other than for cause or in connection with a change in control, as of December 31, 2010 is set forth in the fifth column of the table below.

In the event of termination of the other named executive officer’s respective employment, or reduction in his/her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, each of the other named executive officers would be entitled to receive a lump sum payment equal to 2.99 times his/her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as a “parachute payment,” and all unvested stock options, SARs and restricted stock awards would immediately vest and become exercisable. The estimated amount of the cash payment which each of the other named executive officers would be entitled to receive if the change in control termination benefits were paid as of December 31, 2010 (without adjustment for other amounts which might be payable as a result of the change in control) is set forth in column 6 of the table below, the value of the accelerated equity awards is set forth in column 7 of the table below, and the sum of these two amounts is set forth in column 8.

Column Number 1	2	3	4	5	6	7	8
Name and Title	Base Salary	Car Allowance	Bank Paid Life Insurance (at standard rates)(1)	Payment Following Termination Without Cause(2)	Cash Payment Upon Termination in Connection with a Change in Control(2)	Value of Equity Awards Accelerated Upon a Change in Control(3)	Sum of Amounts Payable Upon a Change in Control (Sum of Columns 6 and 7)(4)
James H. Langmead, Executive Vice President, Chief Financial Officer of Company and Bank	$260,000	$9,000	$750,000	$282,341	$762,843	$211,670	$974,513

Thomas D. Murphy, Executive Vice President of the Company; President — Community Banking of Bank	$255,000	$9,000	$750,000	$270,987	$781,931	$159,253	$941,184

Susan G. Riel, Executive Vice President of Company; Senior Executive Vice President — Chief Operating Officer of Bank	$305,000	$9,000	$750,000	$322,898	$809,715	$351,000	$1,160,715

Janice L. Williams, Executive Vice President — Chief Credit Officer of Bank	$250,000	$6,000	$750,000	$271,741	$633,863	$72,414	$706,277

(1)          The cost of this benefit is reflected under “All Other Compensation” in the Summary Compensation Table, and the amount paid in respect of each officer is reflected in the footnotes to that table.

(2)          Subject to limitation or elimination as a result of Treasury regulations under the CPP.

(3)          Reflects the excess of the last trade price for the Company’s common stock on December 31, 2010 over the exercise or strike price of unvested options, plus the last trade price of unvested shares of restricted stock (assuming vesting of the maximum number of shares subject to the award). Out of the money options have been excluded from the calculation.

(4)          Reflects estimated maximum cash payment upon termination in connection with a change in control, as adjusted to reflect anticipated effect of Section 280G of the Code, plus the accelerated value of equity awards. Does not reflect adjustment of total amount for effect of Section 280G.

Grants of Plan-Based Awards

The following table presents information regarding awards made during 2010 to named executive officers under the Company’s 2006 Stock Plan and Senior Executive Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Ronald D. Paul	1/21/2010		16,908	—	N/A	$174,998
	1/21/2010	$189,700

James H. Langmead	1/21/2010		5,576	—	N/A	$57,712
	1/21/2010	$25,000

Thomas D. Murphy	1/21/2010		6,823	—	N/A	$70,618
	1/21/2010	$51,000

Susan G. Riel	1/21/2010		9,972	—	N/A	$103,210
	1/21/2010	$61,000

Janice L. Williams	1/21/2010		3,261	—	N/A	$33,751
	1/21/2010	$50,000

Under the 2006 Stock Plan, the Company can make awards of stock options, stock appreciation rights (“SARs”) and restricted stock to employees of the Company and Bank, including all of the named executive officers. The payouts under Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflected in the table represent the maximum amount of formula payment which the named executive officer could have earned with respect to 2010 performance under the Senior Executive Incentive Plan if each of the performance targets established by the Board of Directors in its capacity as Compensation Committee were achieved.  The aggregate amount which could be earned, at the target level, represented, in 2010, was 10% - 35% of salary. A portion of the aggregate amount is subject to the achievement of designated Company or divisional performance targets.  Each such portion is subject to payment only if the target is met or exceeded in total, with no provision for partial or graduated payments. The targets were established with the expectation that the goals were stretch goals, representing performance standards in excess of expected results.  The amounts reflected under All Other Stock Awards and Grant Date Fair Value of Stock and Option Awards reflect the shares of long term restricted stock issued in respect of 2009 performance under the Senior Executive Incentive Plan.  In accordance with the TARP Restrictions, the amounts shown were paid in the form of “long-term restricted stock” based upon the fair value of the common stock on the date of grant, $10.35.  The amounts paid in 2011 pursuant to the Senior Executive Incentive Plan, excluding discretionary payments, in respect of 2010 performance are reflected in the Summary Compensation Table above, and represented from 11% to 50% of base salary for the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award by award basis, information concerning all awards of stock options, restricted stock held by named executive officers at December 31, 2010.  All options were granted with an exercise price of 100% of market value as determined in accordance with the applicable plan. The number of shares subject to each award and the exercise price have been adjusted to reflect all stock dividends, and stock splits effected after the date of such award, but have not otherwise been modified.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that have Not Vested(1)
Ronald D. Paul	1,911	(2)	—		$3.2660	3/30/2011
	1,054	(2)	—		$5.9170	6/29/2011
	1,007	(2)	—		$6.1860	9/29/2011
	1,144	(2)	—		$5.4600	12/30/2011
	617	(2)	—		$6.4550	1/30/2012
	617	(2)	—		$7.0740	2/27/2012
	620	(2)	—		$8.4720	3/30/2012
	617	(2)	—		$8.2030	4/29/2012
	617	(2)	—		$8.3380	5/30/2012
	620	(2)	—		$7.8270	6/29/2012
	617	(2)	—		$6.0520	7/30/2012
	617	(2)	—		$6.7560	8/30/2012
	620	(2)	—		$6.4550	9/29/2012
	617	(2)	—		$6.6430	10/30/2012
	617	(2)	—		$6.7560	11/29/2012
	620	(2)	—		$7.3480	12/30/2012
	3,575	(3)	—		$11.8680	1/15/2013
	617	(2)	—		$7.5310	1/30/2013
	617	(2)	—		$7.9720	2/27/2013
	620	(2)	—		$7.3960	3/30/2013
	617	(2)	—		$7.3800	4/29/2013
	617	(2)	—		$7.3960	5/31/2013
	620	(2)	—		$8.0690	6/29/2013
	617	(2)	—		$7.3590	7/30/2013
	617	(2)	—		$7.7460	8/30/2013
	620	(2)	—		$8.1760	9/29/2013
	617	(2)	—		$9.3380	10/30/2013
	617	(2)	—		$9.2520	11/29/2013
	44,616	(4)	—		$9.5050	12/30/2013
	4,207	(2)	—		$9.5050	12/30/2013
	4,207	(2)	—		$9.5050	12/30/2013
	620	(2)	—		$9.5050	12/30/2013
	18,5656	(5)	14,435	(5)	$17.0140	10/17/2016
	—		27,500	(6)	$11.8680	1/15/2018
	—		51,737	(7)	$6.3400	1/07/2019
							24,611	(8)	$335,137
							16,908	(9)	$243,982

James H. Langmead	9,295	(10)	—		$11.0650	1/03/2015
	3,666	(11)	1,834	(11)	$11.8680	1/15/2018
	—		20,200	(11)	$6.3400	1/08/2019
							5,576	(12)	$80,462

Thomas D. Murphy	15,615	(10)	—		$5.5710	5/15/2011
	6,506	(10)	—		$5.4060	12/1/2011

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that have Not Vested(1)
Thomas D. Murphy	5,111	(10)	—		$7.4450	5/18/2013
	9,295	(10)	—		$9.4140	1/03/2014
	9,295	(10)	—		$10.8980	1/13/2015
	2,933	(11)	1,467	(11)	$11.8680	1/15/2018
	—		9,400	(11)	$6.3400	1/08/2019
							6,823	(13)	$98,456

Susan G. Riel	9,109	(10)	—		$5.5710	5/15/2011
	4,647	(10)	—		$5.4060	12/4/2011
	5,111	(10)	—		$7.4450	5/18/2013
	9,295	(10)	—		$9.9350	1/11/2014
	9,295	(10)	—		$10.8980	1/13/2015
	5,500	(11)	—		$11.8680	1/15/2018
	5,400	(11)-	25,600	(11)	$6.3400	1/08/2019
							9,972	(14)	$143,896

Janice L. Williams	3,718	(10)	—		$10.8980	01/13/2015
	5,500	(10)	—		$15.4270	01/17/2012
	5,500	(10)	—		$11.8680	01/15/2013
	5,320	(11)	21,280	(11)	$6.3400	01/08/2019
							3,261	(15)	$47,056

(1)   Based on the $14.43 closing price of the common stock on December 31, 2010.

(2)         Vested immediately upon grant.

(3)         Represents grants of stock options pursuant to Company’s 2006 Stock Plan in Mr. Paul’s capacity as a director. Vests in three annual installments commencing on the date of grant.

(4)         Represents grant of stock options pursuant to Company’s 1998 Stock Option Plan.  Vests in installments, commencing with an installment of 4,206 shares immediately upon grant, three annual installments of 10,520 shares on January 15, 2004 through 2006 and a final installment of 8,850 shares on January 15, 2007.

(5)         Represents grant of stock options pursuant to Company’s 2006 Stock Plan.  Vests in installments, commencing with an installment of 933 shares on January 1, 2007, five annual installments of 5,877 shares on January 1, 2008 through 2012 and a final installment of 2,679 shares on January 1, 2013.

(6)         Represents grants of stock options pursuant to Company’s 2006 Stock Plan in Mr. Paul’s capacity as an officer. Vests in installments, commencing with an installment of 4,584 shares on January 16, 2013, two annual installments of 8,426 shares on January 16, 2017 and 2018, and a final installment of 6,064 shares on January 16, 2016.

(7)         Represents grants of stock options pursuant to Company’s 2006 Stock Plan in Mr. Paul’s capacity as an officer. Vests in installments, commencing with an installment of 4,421 shares on January 1, 2016 and three annual installments of 15,772 shares on January 1, 2017 through 2019.

(8)         Vests in four substantially equal annual installments from January 2011 through January 2014.

(9)         Represents grant in January 2010 of “long-term restricted stock” meeting the requirements of the TARP Restrictions, under the 2006 Stock Plan (“long-term restricted stock”).  16,756 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 152 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the requirement that the recipient continues to perform substantial services for the Company through the date of vesting, other than termination of services due to death, disability or a change in control event (the “conditions”).

(10)  Represents grant of stock options pursuant to the Company’s 1998 Stock Option Plan.  All options have a term of 10 years from the date of grant.  Except as otherwise indicated, vested in two equal installments, the first on the date of grant and the second on the first anniversary thereof.

(11)  Represents grants of stock options pursuant to the Company’s 2006 Stock Plan.  Vests in five substantially equal annual installments, commencing on the first anniversary of the date of grant.

(12)  Represents grant in January 2010 of long-term restricted stock.  2,053 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 3,523 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(13)  Represents grant in January 2010 of long-term restricted stock.  3,300 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 3,523 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(14)  Represents grant in January 2010 of long-term restricted stock.  4,588 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 5,384 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(15)  Represents grant in January 2010 of long-term restricted stock, all of which vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions..

Options Exercised and Stock Vested

The following table sets forth information regarding options exercised by the named executive officers during 2010, the aggregate amount realized upon such exercises, based on the difference between the closing market price on the exercise date and the exercise or base price, and information regarding shares of restricted stock held by named executive officers which vested during 2010, and the value realized upon such vesting based on the closing price on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ronald D. Paul	8,124	$74,160	6,153	$63,376
James H. Langmead	—	—	762	$8,039
Thomas D. Murphy	6,505	$44,130	762	$8,039
Susan G. Riel	6,506	$59,465	762	$8,039
Janice L. Williams	—	—	—	—

Employee Benefit Plans. The Bank provides a benefit program which includes health and dental insurance, life and long term and short term disability insurance and a 401(k) plan under which the Company makes matching contributions up to 3% of an employee’s salary, for all officers and employees working 1,000 hours or more in a calendar year.

Equity Compensation Plans. The Company maintains two equity compensation plans, the 1998 Stock Option Plan (the “1998 Plan”) and the 2006 Stock Plan (the “2006 Stock Plan”), each of which has been approved by shareholders.  The purpose of each plan is to attract, retain, and motivate key officers, employee and directors of the Company and the Bank by providing them with a stake in the success of the Company as measured by the value of its shares. In connection with the acquisition of Fidelity, the Company assumed Fidelity’s option plans. Options to purchase an aggregate of 215,585 shares of common stock (as adjusted) were assumed in connection with the acquisition, of which 100,635 remained outstanding as of December 31, 2010. No further options can be granted under the 1998 Plan or Fidelity’s plans.

Under the 2006 Stock Plan, as amended, an aggregate of 1,215,000 shares of common stock (as adjusted) are subject to issuance upon the exercise of incentive stock options (“ISOs”), non-incentive stock options (“Non-ISOs”) and SARs, and the award of shares of restricted stock to such employees as the Committee may designate, and for the issuance of Non-ISOs or restricted stock to directors and advisory board members of the Company, the Bank, and their affiliates. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the number and kind of shares of stock as to which options, SARs and restricted stock may be awarded under the 2006 Stock Plan, the affected terms of all outstanding options, SARs and shares of restricted stock, and the aggregate number of shares of common stock remaining available for grant under the 2006 Stock Plan will be adjusted.

The 2006 Stock Plan is administered by a committee (the “Stock Option Committee”), appointed by the Board of Directors of the Company, consisting of not less than three (3) members of the Board. Members of the Stock Option Committee must be independent within the meaning of the listing requirements of NASDAQ, may not be employees, and serve at the pleasure of the Board of Directors.  The Compensation Committee performs the functions of the Stock Option Committee.

The 2006 Stock Plan has a term of ten years from May 26, 2006, its effective date, after which date no awards may be granted.  The maximum term for an option or SAR is ten years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant. The expiration of the 2006 Stock Plan, or its termination by the Committee, will not affect any award then outstanding.

The exercise price of options under the 2006 Stock Plan may not be less than 100% of the fair market value of the common stock on the date of grant.  In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, such option price may not be less than 110% of fair market value of the shares. The base price of SARs may not be less than 100% of the fair market value of the common stock on the date of grant.  If the common stock is listed on a national securities exchange (including the NASDAQ Stock Market) on the date of grant, then the market value per share will be not less than the average of the highest and lowest selling price. In the event that the fair market value per share of the common stock falls below the exercise price of previously granted options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding options and to issue new options with an exercise price equal to the then current fair market price per share of the common stock, provided that no such repricing will occur without ratification or approval by the shareholders.

Restricted stock is an award of shares of common stock that is subject to forfeiture, restrictions against transfer, meeting specific corporate or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an award agreement. The Committee has discretion at the time of making a restricted stock grant to determine a period of up to five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a recipient’s continued employment or upon the recipient’s attainment of specific corporate, divisional, or individual performance or achievement standards or goals. However, the minimum vesting period for restricted stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably over such period; and the minimum measurement date for vesting of restricted stock based upon performance criteria is one year. Notwithstanding the foregoing, the Committee may award shares of restricted stock having terms which comply with TARP Restrictions.

Until a recipient’s interest vests, restricted stock is nontransferable and forfeitable. Nevertheless, the recipient may be entitled to vote the restricted stock and to receive dividends and other distributions made with respect to restricted stock grants that are issued subject to forfeiture in the event that the vesting conditions are not met, as opposed to shares that are issued only upon satisfaction of the conditions. To the extent that a recipient becomes vested in restricted stock and has satisfied applicable income tax withholding obligations, the Company will deliver unrestricted shares of common stock to the recipient. At the end of the restriction period, the recipient will forfeit to the Company any issued shares of restricted stock as to which the recipient did not earn a vested interest during the restriction period, i.e. where the performance based conditions are not met.

Change in Control.  Notwithstanding the provisions of any option, SAR or restricted stock award which provide for its exercise or vesting in installments or subject to conditions, all awards will be immediately exercisable and fully vested upon the occurrence of a change in control.  At the time of a change in control that does not constitute a “transaction,” the participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to an option or SAR over the exercise price of such shares, in exchange for the cancellation of such options and SARs by the optionee.  Notwithstanding the previous sentence, in no event may an option or SAR be cancelled in exchange for cash, within the six-month period following the date of its grant.

In the event of a “change in control” that is a “transaction,” all awards of options, SARs and restricted stock must be surrendered, and with respect to each award surrendered, the Board will in its sole and absolute discretion determine whether the holder of the surrendered award will receive: (1) an award for the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the exercise price; (2) the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged in the transaction that are equal in market value to the excess of the market value on the date of the transaction of the shares subject to the option or SAR, over the exercise price; or (3) a cash payment (from the Company or the successor corporation) in an amount equal to the excess of the market value on the date of the transaction of the shares subject to the option or SAR over the exercise price.

For purposes of the 2006 Stock Plan, “change in control” means any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank’s or Company’s voting stock; (2) the acquisition of the power to control the election of a majority of the Bank’s or Company’s directors; (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); or (4) the failure of “Continuing Directors” to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the “Company Board”) during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office.  The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. “Transaction” means: (i) the liquidation or dissolution of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company’s assets. No adjustment upon a change in control, a “transaction” or otherwise may be made in such a manner as to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.  If, by reason of any such adjustments, an optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the option before the adjustment was made.

As of December 31, 2010, the Company had options with respect to an aggregate of 1,129,149 shares of common stock issued and outstanding under all equity compensation plans.  Subsequent to December 31, 2010, 17,302 shares of restricted stock were issued to employees other than executive officers, and restricted stock was issued to our executive officers as set forth below:

Name	Restricted Stock Granted
Ronald D. Paul	19,454
James H. Langmead	9,332
Thomas D. Murphy	9,153
Susan G. Riel	10,948
Janice L. Williams	8,973
All executive officers as group (7 persons)	69,111

All of the shares of restricted stock to named executive officers granted subsequent to December 31, 2010 are “long-term restricted stock” which comply with the requirements of the TARP Restrictions. As such, the shares of long-term restricted stock granted in 2011 reflecting amounts earned under the Senior Executive Incentive Plan and amounts reflecting discretionary cash bonuses are not vested or transferable prior to the redemption in full of the Company’s CPP preferred stock, with a minimum period of two years from grant.  The portion reflecting the value of equity grants vest in over four years, 60% on the second anniversary of the date of grant, and 20% on the third and fourth anniversaries, provided that no amount shall vest prior to the redemption in full of the Company’s CPP preferred stock.

Certain Relationships and Related Transactions

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of the Company’s directors, executive officers, and employees and their associates.  In the past, all of such transactions have been on substantially the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.  Loans to insiders require approval by the Board of Directors, with any interested director not participating.  The Company also applies the same standards to any other transaction with an insider. Additionally, loans and other related party transactions involving Company directors must be reviewed and approved by the Audit Committee.

The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company during the year ended December 31, 2010 amounted to $34.8 million, representing approximately 17% of the Company’s total shareholders’ equity at December 31, 2010.  In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties.  On December 31, 2010, $23.9 million of loans were outstanding to individuals who, during 2010, were officers, directors or affiliates of the Company.  At the time each loan was made, management believed that these loans involved no more than the normal risk of collectability and did not present other unfavorable features.  None of such loans were classified as Substandard, Doubtful or Loss.

The Bank leases certain office space, at a current monthly base rental of $50,071, excluding certain pass through expenses, from limited liability companies in which a trust for the benefit of Mr. Paul’s children has an 85% interest in one instance and a 51% interest in another.

Mr. Rogers is a partner in the law firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A. which has provided, and continues to provide, legal services to the Company and its subsidiaries. During 2010, the Company and its subsidiaries paid aggregate fees of approximately $840,684 to that firm.

Jeffrey M. Fink, a brother-in-law of Mr. Paul, is employed by the Bank as a mortgage loan officer. During 2010, Mr. Fink’s total compensation was $483,193, which was primarily commission income. Mr. Fink’s compensation is determined on the same basis as other comparable employees under a defined commission plan, without any participation or input by Mr. Paul.

Ryan Riel, the adult son of Ms. Riel, is employed by the Bank as a loan officer.  During 2010, Mr. Riel’s compensation was $136,827, plus incentive bonus payments and awards of stock options.  Mr. Riel’s compensation is determined on the same basis as all other comparable employees, and is determined by the Compensation Committee, without any participation or input by Ms. Riel.

On August 30, 2010, the Company entered into and consummated a Note Exchange Agreement, pursuant to which the Company issued, on a private placement basis, to eight parties, including six persons currently serving as directors or accounts for the benefit of such persons, an aggregate of $9.3 million of a new series of subordinated notes (the “New Notes”), in exchange for an equal principal amount of the Company’s 10% Subordinated Notes dues September 30, 2014 (the “Old Notes”), which were issued in August 2008. An aggregate of $8.8 million of New Notes were acquired by persons currently serving as directors. The New Notes bear interest, payable on the first day of each month, at a fixed rate of 10.0% per year. The New Notes have a maturity of September 30, 2016.

PROPOSAL 2 — APPROVAL OF THE 2011 EMPLOYEE STOCK OPTION PLAN

General

The Board of Directors has adopted the Eagle Bancorp, Inc. 2011 Employee Stock Plan (the “ESPP”), subject to approval by the Company’s shareholders.  A copy of the ESPP is attached hereto as Exhibit A and should be consulted for additional information.  All statements made herein regarding the ESPP, which are only intended to summarize the ESPP, are qualified in their entirety by reference to the ESPP.

If approved at the meeting, the ESPP will become effective as of the date of such approval and continue in effect until March 31, 2021, unless earlier terminated in accordance with the ESPP.

Purpose of the ESPP

The purpose of the ESPP is to advance the interests of the Company by providing eligible employees of the Company and certain of its designated subsidiaries, including the Bank, with an opportunity to purchase common stock of the Company through accumulated after-tax payroll deductions.  By encouraging such stock ownership, the Company seeks to motivate and provide additional incentive to eligible employees of the Company, the Bank and other designated subsidiaries, to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among employees and other shareholders.

Description of the ESPP

Shares Subject to the ESPP.  The ESPP reserves 500,000 shares of common stock for issuance pursuant to the exercise of options awarded under the ESPP, subject to adjustment for any increase, decrease, change or exchange of shares of common stock for a different number or kind of shares or other securities of the Company resulting from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.  Shares subject to issuance hereunder may consist in whole or in part of authorized but unissued shares, shares held in treasury (to the extent permitted by Maryland law) or reacquired shares.  If any option should expire, be forfeited or become unexercisable for any reason prior to its exercise, the shares which were subject to such option shall be available for the grant of additional options under the ESPP, unless the ESPP shall have been terminated.

Eligible Persons.  The ESPP permits employees to purchase common stock at a price not greater than “fair market value,” and generally at a discounted price, as described below. The ESPP also confers possible favorable tax consequences to the participants who make discounted purchases. All employees who, at the beginning of an offering period:

•                                          have been continuously employed by the Company or a designated subsidiary for at least twelve (12) months;

•                                          have been customarily employed by the Company or one of its designated subsidiaries: (a) for at least twenty (20) hours per week and (b) more than five (5) months in a calendar year; and

•                                          are not: (a) an officer of the Company or any designated subsidiary subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934; and/or (b) a “highly compensated employee” of the Company or a designated subsidiary with compensation above a level determined by the Committee, if the Committee (described below) announces to all eligible employees at least fifteen (15) calendar days before the first day of the offering period to which such restriction shall apply. If the Committee elects to establish such a restriction on participation for any offering period, it will be applied in an identical manner to all such highly compensated employees with respect to such offering period.

In addition, a participant will not be granted an option under the ESPP if, after receiving the option, that person would own stock or outstanding options possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock, as determined under the Internal Revenue Code of 1986, as amended (the “Code”), or if the option would permit the employee to purchase stock under all employee stock purchase plans maintained by the Company at a rate of more than $25,000 of fair market value of stock in that calendar year. As of March 1, 2011 there were approximately 189 employees of the Company and the Bank and their subsidiaries who would be eligible to participate in the ESPP (without reference to the impact of the TARP Restrictions).  At that date, all of our executive officers other than Mr. Paul would be eligible to participate, except that during any period while the Company still has financial assistance under the CPP outstanding, we expect that our named executive officers and our next five most highly compensated employees, as determined for purposes of the TARP Restrictions, would not be permitted to participate in the ESPP.

Participation; Maximum Purchase; Exercise of Option.  Under the ESPP, eligible employees may elect to enroll in the ESPP prior to the beginning of each offering period, generally January 1, April 1, July 1 and October 1 of each year unless the Committee otherwise determines, by submitting a subscription agreement with the Company, thereby becoming a “participant” in the ESPP. By enrolling in the ESPP, a participant authorizes a payroll deduction, on an after-tax basis, in an amount of not more than 10% of the compensation which he or she receives for each pay period during the offering period. Payroll deductions will commence on the first payroll paid on or following the first day of the offering period. Once an eligible employee elects to participate, the employee will continue to be a participant for subsequent offering periods, unless the employee elects not to participate. The offering periods are periods of approximately three (3) months, provided, however, that the Committee can change the duration and frequency of the offering periods without shareholder approval.

On the first day of each offering period, each participant will be granted an option to purchase, on the last trading day of such offering period, at the applicable purchase price (described below) per share up to the number of whole shares of common stock determined by dividing such participant’s payroll deductions accumulated prior to such purchase date and retained in the participant’s account as of the purchase date by the applicable purchase price per share. However, the maximum number of shares that any employee may purchase during an offering period is the number of shares determined by dividing $6,250 by the fair market value of the common stock on the first day of the offering period. Each option will expire at the close of business on the last trading day of the offering period in respect of which it was granted.

Unless the participant withdraws from the ESPP before the end of an offering period, the participant’s option for the purchase of shares will be exercised automatically on the last trading day of such offering period, and the participant’s accumulated payroll deductions will be used to purchase the maximum number of full shares available under the option. Amounts representing fractional shares will be carried forward for use in the next offering period.  Any cash remaining to the credit of a participant’s account under the ESPP after a purchase by him or her of shares on the Purchase Date (other than amounts representing fractional shares) may not be carried forward for the purchase of shares in a future offering period, and will be refunded to the participant. All plan contributions made for a participant shall be deposited in the non-interest bearing account established for the purpose of holding such funds for the benefit of the participants in the ESPP. No interest shall accrue or be paid to any participant with respect to a participant’s accumulated payroll deductions or otherwise.

Option Pricing.  The purchase price per share of common stock subject to each option is determined based on an applicable percentage discount to the fair market value of a share of common stock as of the first or last trading day of the offering period.  Unless otherwise determined by the Board of Directors at least 15 days prior to the start of the offering period, the applicable percentage is 85% of fair market value, provided that the applicable percentage so determined may not exceed 100%; i.e., the option price per share shall be no greater than the fair market value of the share on the date of purchase and no less than the “Maximum Discounted Price” determined as follows:

•                                          85% of the fair market value of a share of the common stock on the first trading day of the offering period; or, if lower,

•                                          85% of the fair market value of a share of the common stock on the last trading day of the offering period.

For purposes of the ESPP, “fair market value” means, with respect to a share of common stock as of a particular trading day, if the Company’s common stock is listed or otherwise traded on a national securities exchange (including the NASDAQ Stock Market) on such trading day, the amount that is the mean of the highest and lowest selling price of the common stock on such exchange on such date, or if there were no sales of the common stock on such date, then the mean of the latest highest bid and lowest asked prices for the common stock during such exchange’s regular trading hours on such date.  If the common stock is traded otherwise than on a national securities exchange on the trading day in question, then the fair market value shall be determined in the manner described in the ESPP.

Administration.  The ESPP is administered by a committee (the “Committee”), appointed by the Board of Directors of the Company, consisting of not less than two (2) members of the Board of Directors. Members of the Committee must be independent within the meaning of the listing requirements of NASDAQ, may not be employees, and serve at the pleasure of the Board of Directors.  In the absence at any time of a duly appointed Committee, the ESPP will be administered by the Compensation Committee of the Board of Directors or such committee of the Board with similar responsibilities consisting solely of non-employee directors (or otherwise meeting the requirements of Rule 16b-3 of the Securities Exchange Act of 1934), or in the absence thereof, the Board.

The Committee has discretion and authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to the ESPP, and to make all other decisions necessary or advisable in connection with administering the ESPP.  All decisions, determinations and interpretations of the Committee are final and conclusive on all persons affected thereby.  In addition to such other rights of indemnification as they may have as directors, members of the Committee will be indemnified by the Company in connection with any actions or omissions in connection with the ESPP or any option granted thereunder, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for gross negligence or misconduct in performance of his or her duties.

The Committee expects one or more independent plan service providers (each a “Plan Service Provider”) will perform certain ministerial duties in connection with the ESPP, subject to the supervision of the Committee.  If the Committee so elects, the Plan Service Provider (or its nominee), as agent of the Committee, will hold in custody all shares of common stock purchased pursuant to the ESPP until the later of: (i) the expiration of twenty-four (24) months following the first day of the offering period during which such shares of common stock were purchased (the “Custody Period”); or (ii) the receipt of written instructions from the participant who purchased such shares after the end of the applicable Custody Period to have the shares delivered.  Any dividends or distributions paid in cash on shares held by the ESPP Service Provider for a participating employee’s account will be transmitted to the employee.  The Custody Period is intended to enable the Company to comply with its obligation to report income resulting from disqualifying distributions, as described below.

Restrictions on Transferability; Termination of Employment; Death.  No participant can assign or transfer payroll deductions or rights regarding the exercise of options granted under the ESPP, other than by will or by the laws of descent and distribution or as provided under the ESPP.  In addition, during the twelve (12) month period beginning on the first day the offering period during which such shares of common stock were purchased, the employee will not be entitled to sell or otherwise transfer the shares, other than by will, the laws of descent and distribution, or to a beneficiary as permitted under the ESPP upon the death of the employee, or an acquisition of shares under the ESPP in, or transfer of shares acquired under the ESPP into, joint tenancy with the right of survivorship.  This restriction is in addition to the holding period discussed below under “Federal Income Tax Consequences” required for favorable tax treatment.

During the lifetime of a participant, only the participant can exercise the option. The participant must give the Company notice of any disposition of shares within two (2) years after the date of a grant of the option pursuant to which the shares were purchased. Upon termination of a participant’s employment for any reason, not including a leave of absence of up to 112 days, the Company will return the participant’s accumulated payroll deductions and the participant will not have the right to purchase any additional shares under the ESPP. If a participant dies, the participant’s beneficiary, determined under the ESPP, will be paid the deceased participant’s accumulated payroll deductions and any shares in the participant’s account will be distributed to the beneficiary.

Duration of the ESPP.  The 2011 Plan, if approved at the meeting, will have a term from the date of the meeting until March 31, 2021, unless earlier terminated in accordance with the ESPP.  The expiration of the 2011 Plan, or its termination by the Committee, will not affect any shares of common stock issued pursuant thereto.

Effect of Certain Corporate Transactions.  The ESPP provides for proportional adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase, decrease, change or exchange of shares of common stock for a different number or kind of shares or other securities of the Company resulting from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up or combination of shares or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.  Notwithstanding the foregoing, (i) the issuance by the Company or an affiliate of shares of stock of any class, or of securities convertible into shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of options or rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or exercise price of shares then subject to options or reserved for issuance under the ESPP and (ii) no adjustment shall be made that causes the option or the offering in any offering period to fail to qualify as an option or offering issued or conducted, as applicable, pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Amendment and Termination of the ESPP; Liquidation.  The Committee or the Board of Directors may from time to time amend the terms of the ESPP or terminate the ESPP, provided, however that no such termination shall affect options previously granted, nor shall an amendment make any change to any option theretofore granted which adversely affects the rights of any participant.

In the event of the proposed dissolution or liquidation of the Company, any offering period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of Company with or into another corporation in a transaction or series of transactions in which the Company is not the surviving corporation or as a result of which the common stock will not be entitled to elect the Board, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of any such assumption and substitution to shorten any offering period then in progress by setting a new purchase date, and terminate the ESPP or any offering period on such new purchase date.

Other Rights.  The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

Financial Effects to the Company of Grants of Options.  The Company will receive no monetary consideration for the grant of options under the ESPP.  It will receive no monetary consideration other than the purchase price for shares of common stock issued to participants upon the exercise of their options.  The Company will recognize compensation expense when options qualified under Section 423 of the Code are granted.

Certain Federal Income Tax Consequences.  The following is a summary of the effect of federal income taxation upon the employee and the Company with respect to participants in the ESPP.  If the requirements of Section 423 of the Code are satisfied, the employee will not realize taxable income either at the time options are granted pursuant to the ESPP or at the time the employee purchases shares pursuant to the ESPP. Employee contributions are made on an after-tax basis. A participant will not be taxed on the grant or exercise of an option under the ESPP.

A participant will realize gain or loss on common stock purchased under the ESPP when the participant sells, or otherwise disposes of, including by gift, the shares of common stock. If a participant disposes of shares two years or more after the date of the beginning of the offering period in which he or she acquired the shares, and more than one year after purchasing the shares, the participant will recognize ordinary income in an amount equal to the lesser of:

•                  the amount by which the fair market value of the shares on the date of sale exceeds the price paid for the shares; or

•                  the amount of the discount, if any, from the fair market value of the shares as of the beginning of the applicable offering period.

Additionally, the participant will recognize a long-term capital gain or loss within the meaning of the Code equal to the difference between:

•                  the amount realized from the sale of the shares; and

•                  his or her basis in the shares, which normally would be the purchase price paid, plus any amount taxed as ordinary compensation income under the rules described above.

If a participant disposes of shares within two years of the date of the beginning of the offering period in which the participant bought the shares, or within one year after buying the shares, whichever is later, the participant would recognize ordinary income in the amount by which the fair market value of the shares on the applicable purchase date exceeds the price paid for the shares.

If a participant dies while holding shares of stock acquired under the ESPP, the participant’s estate will be subject to tax at ordinary income rates on an amount equal to the lesser of:

•                  the amount by which the fair market value of the shares on the date of death exceeds the price the participant paid for the shares; or

•                  the amount of the discount, if any, from the fair market value of the shares as of the beginning of the applicable offering period.

Additionally, the participant’s estate would recognize capital gain or loss equal to the difference between the amount realized from the sale and his or her basis in the shares (which would normally be the original purchase price plus the amount taxed as ordinary income).

The Company will not receive an income tax deduction upon either the grant or exercise of the option by a participant, but generally will receive a deduction equal to the ordinary compensation income required to be recognized by a participant as a result of the disposition of the shares, if the shares are disposed of by the participant within two years of the date of the beginning of the purchase period in which the shares were acquired, or within one year after the shares were purchased, whichever is later.

This foregoing is a summary of only the principal federal income tax consequences to participants in the ESPP under ordinary circumstances, and is not intended as tax or legal advice.  Participants should contact their own tax, accounting or legal advisors to determine the exact federal state, local, estate and other tax consequences of participation in the ESPP.

Recommendation and Vote Required

The Board of Directors has determined that the ESPP is desirable, cost effective and produces incentives which will benefit the Company and its shareholders.  The Board of Directors is seeking shareholder approval of the ESPP in order to qualify the ESPP under Section 423 of the Code and satisfy the corporate governance requirements of the Nasdaq Stock Market.

Approval of the ESPP requires the favorable vote of a majority of the votes cast at the meeting on the ESPP.  The Board of Directors recommends that shareholders vote FOR approval of the ESPP.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Stegman & Company (“Stegman”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2011.  Stegman has audited the financial statements of the Company since its organization.  Representatives of Stegman are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire. Services provided to the Company and its subsidiaries by Stegman in 2010 are described under “Fees Paid to Independent Accounting Firm” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee and under the caption “Election of Directors - Committees, Meetings and Procedures of the Board of Directors.”

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Stegman as the Company’s independent registered public accounting firm. The affirmative vote of a majority of votes cast on the proposal is required for adoption of the ratification of the appointment of the independent registered public accounting firm. If the shareholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Stegman, and may retain Stegman or another firm, without resubmitting the matter to shareholders.

Fees Paid to Independent Accounting Firm

Audit Fees.  During 2010, the aggregate amount of fees billed to the Company by Stegman for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings was $172,718.  In 2009, Stegman billed $146,175 for such services.

Audit—Related Fees. During 2010, the aggregate amount of fees billed to the Company by Stegman for services related to the performance of audit services was $32,637. These services included an audit of the Company’s 401(k) plan and services in connection with the securities and regulatory filings. During 2009, the aggregate amount of fees billed to the Company by Stegman for services related to the performance of audit services was $38,070.  These services included an audit of the Company’s 401(k) plan and services in connection with the securities and regulatory filings relating to the Company’s capital raising transactions.

Tax Fees.  During 2010, the aggregate amount of fees billed to the Company by Stegman for tax advice, compliance and planning services was $14,000.  In 2009, Stegman billed $19,068 for such services.

All Other Fees.  During 2010, the aggregate amount of fees billed to the Company by Stegman for consulting services was $975.  In 2009 Stegman did not bill any amounts for other services.

None of the engagements of Stegman to provide non-audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s Audit Committee charter. Audit services may not be approved under the de minimus exception.

PROPOSAL 4 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, the President of the United States signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA revised Section 111 of the Emergency Economic Stabilization Act to require any recipient of funds under TARP to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. As a result, the Company is providing shareholders with the opportunity to cast a non-binding advisory vote at the meeting to approve the compensation of the Company’s executives. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders approve the overall executive compensation policies and procedures employed by the Company, as described in “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement for the 2011 Annual Meeting.

Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Under the ARRA, the vote may not be construed as overruling a decision by such the Board of Directors, or to create or imply any additional fiduciary duty by the Board.

Shareholders are encouraged to read the sections of this proxy statement titled “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation, together with the accompanying narrative disclosure.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting on the proposal is required for the approval of this proposal.  It is expected that all of the shares of the common stock entitled to vote on the proposal over which directors of the Company exercise voting power will be voted for the proposal.

We believe our compensation policies are strongly aligned with the long-term interests of the Company and its shareholders.  As such, the Board of Directors recommends that shareholders vote FOR approval of this non-binding advisory resolution.

FORM 10-K ANNUAL REPORT

The Company will provide, without charge, to any shareholder of record entitled to vote at the meeting or any beneficial owner of common stock solicited hereby, a copy of its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission, upon the written request of such shareholder. Requests should be directed to Jane E. Cornett, Corporate Secretary, at the Company’s executive offices, 7815 Woodmont Avenue, Bethesda, Maryland  20814.

COMPLIANCE WITH SECTION 16(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

Based solely upon the Company’s review of the copies of the forms which it has received and written representations from the Company’s directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that four Forms 4 for Mr. Paul and three Forms 4 for Mr. Flynn, each reporting one transaction, three Forms 4 for Ms. Riel, two reporting one transaction and one reporting two transactions, two Forms 4 for Mr. Langmead, each reporting two transactions, two Forms 4 for Mr. Murphy, each reporting two transactions and one Form 4 for each of Mr. Pincus and Ms. Williams, reporting one transaction, were not filed in a timely manner.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the meeting.  If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

All shareholder proposals to be presented for consideration at the next annual meeting and to be included in the Company’s proxy materials must be received by the Company no later than December 10, 2011. Shareholder proposals for nominations for election as director must be received by the Company no later than January 9, 2012. In order to be eligible for consideration at the next annual meeting of shareholders, the Company must receive notice of shareholder proposals for business other than the election of directors to be conducted at the annual meeting which are not proposed to be included in the Company’s proxy materials not less than thirty and not more than ninety days before the date of the annual meeting, or if less than forty five days notice of the meeting is given, by the earlier of two days before the meeting and fifteen days after the notice of the meeting is mailed.

By Order of the Board of Directors

Jane E. Cornett, Corporate Secretary

April 8, 2011

EXHIBIT A

EAGLE BANCORP, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Eagle Bancorp, Inc. 2011 Employee Stock Purchase Plan.

1.                                    PURPOSE

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated after-tax payroll deductions.  The Company intends that the Plan qualify as an “employee stock purchase plan” under §423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code and the regulations thereunder.  Participation in the Plan is entirely voluntary, and the Company makes no recommendations to employees as to whether they should or should not participate in the Plan.

2.                                      DEFINITIONS

In addition to initially capitalized terms defined elsewhere in this Plan, the following terms as used in this Plan shall have the meanings indicated below:

(a)                      “Applicable Percentage” shall be eighty five percent (85%) for each Offering Period except insofar as the Committee determines otherwise and announces to all eligible Employees a different Applicable Percentage at least fifteen (15) calendar days before the Offering Date of the first Offering Period to which the Applicable Percentage shall apply, provided however, that the Applicable Percentage shall be not less than eighty-five percent (85%) and not more than one hundred percent (100%).

(b)                     “Board” shall mean the Board of Directors of the Company.

(c)                      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

(d)                     “Committee” shall mean the committee of members of the Board (which shall consist solely of two or more of the Board’s “non-employee directors”) appointed by the Board to administer the Plan as described in Section 13 or, if no such Committee is appointed, by the Compensation Committee of the Board or such committee of the Board with similar responsibilities consisting solely of non-employee directors or otherwise meeting the requirements of Rule 16b-3, or in the absence thereof, the Board.  A “non-employee director” is a member of the Board who (i) is not currently an officer of the Company or a Subsidiary, or otherwise currently employed by the Company or a Subsidiary, (ii) does not receive compensation, either directly or indirectly, from the Company or a Subsidiary, for services rendered as a consultant or in any capacity other than as a director (except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404 of Regulation S-K) and (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K.

(e)                      “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.

(f)                        “Company” shall mean Eagle Bancorp, Inc., a Maryland corporation.

(g)                     “Compensation” shall mean all base straight time gross earnings of the Employee from the Company or any Subsidiary for the relevant period, including any commissions, exclusive of payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, income relating to the purchase or other acquisition of shares of Eagle Bancorp, Inc. common stock under any equity based compensation plan maintained by the Company, automobile or expense allowances or reimbursements, excess group life insurance premiums, other remuneration paid in a form other than cash or other extraordinary items of compensation.  For these purposes, Compensation includes any amount that would be included in taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under §401(k) of the Code or contributed under a salary reduction agreement pursuant to §125 of the Code.

(h)                     “Designated Subsidiary” shall mean any Subsidiary that the Board has  designated from time to time in its sole discretion as an employer eligible to participate in the Plan.

(i)                         “Employee” shall mean any individual who is an employee of the Company or a Subsidiary for purposes of tax withholding under the Code.  If the Committee determines that any Designated Subsidiary shall no longer be a Designated Subsidiary, or a Designated Subsidiary ceases to be a Designated Subsidiary because it is no longer a Subsidiary, the employees of such Designated Subsidiary shall automatically cease to be Employees or Participants as of the effective date of such event.  For purposes of the Plan, such employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence authorized under Company or Subsidiary policies, provided that such leave is for a period of not more than one hundred twelve (112) days, or reemployment upon the expiration of such leave is guaranteed by a written Company or Subsidiary policy, by contract or by applicable law or regulation.

(j)                         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)                      “Fair Market Value” shall mean, with respect to a share of Common Stock as of a particular Trading Day, if the Company’s Common Stock is listed or otherwise traded on a national securities exchange (including the NASDAQ Capital Market) on such Trading Day, the amount that is the mean of the highest and lowest selling price of the Common Stock on such exchange on such date, or if there were no sales of the Common Stock on such date, then the mean of the latest highest bid and lowest asked prices for the Common Stock during such exchange’s regular trading hours on such date.  If the Common Stock is traded otherwise than on a national securities exchange on the Trading Day in question, then the Fair Market Value shall be the mean between the last reported inside bid and inside asked prices on such Trading Day, or, if there are no bid and asked prices reported on such Trading Day, then the mean between such last reported prices as are reported with respect to the next prior Trading Day not more than 10 calendar days prior to the Trading Day in question.  If no such bid and asked prices were so reported or are not otherwise reasonably and credibly available as determined by the Committee, then the Fair Market Value shall be its fair market value as determined in good faith by the Committee, in its sole and absolute discretion in a manner compliant with applicable provisions of the Code.

(l)                         “Offering Date” shall mean the first day of each Offering Period of the Plan.

(m)                   “Offering Period” shall mean a period of approximately three (3) months commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year, and terminating on the last Trading Day on or before March 31, June 30, September 30, or December 31, respectively, except as may otherwise be established by the Committee and announced to all eligible Employees in accordance with Section 4(b).

(n)                     “Participant” means an Employee who has elected to participate in the Plan with respect to a particular Offering Period by filing a Subscription Agreement with the Company as provided in Section 5.

(o)                     “Plan” shall mean this 2011 Employee Stock Purchase Plan.

(p)                     “Plan Contributions” shall mean, with respect to each Participant and a particular Offering Period, the after-tax payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 of the Plan.

(q)                     “Purchase Date” shall mean the last Trading Day of an Offering Period.

(r)                        “Purchase Price” shall mean, with respect to a particular Offering Period, an amount equal to (i) the Applicable Percentage multiplied by (ii) either (A) the Fair Market Value of a share of Common Stock on the Offering Date or (B) the Fair Market Value of a share of Common Stock on the Purchase Date, whichever is lower.

(s)                      “Subscription Agreement” means the subscription agreement, enrollment agreement and/or other forms, agreements or documents authorizing Plan Contributions through payroll deductions and/or regarding other matters related to the Plan on such form(s) as the Committee may designate from time to time.

(t)                        “Subsidiary” shall mean a corporation (as defined in §1-421-1(i) of the Treasury regulations promulgated under §421 of the Code), domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, and that otherwise qualifies as a “subsidiary corporation” within the meaning of §424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(u)                     “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

3.                                    ELIGIBILITY

(a)                                  Any Employee who as of the Offering Date of a given Offering Period satisfies each of the following requirements shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by §423(b) of the Code and paragraphs (b) and (c) below:

(i) such Employee has been continuously employed by the Company or a Designated Subsidiary for at least twelve (12) months;

(ii) such Employee is customarily employed by the Company or one of its Designated Subsidiaries (A) for at least twenty (20) hours per week and (B) more than five (5) months in a calendar year; and

(iii) if and to the extent such a restriction is established by the Committee and announced to all eligible Employees at least fifteen (15) calendar days before the Offering Date of the Offering Period to which the following restriction permitted by this Section 3(a)(iii) shall apply, such Employee is not (A) an officer of the Company or any Designated Subsidiary subject to the disclosure requirements of Section 16(a) of the Exchange Act and/or (B) a “highly compensated employee” of the Company or a Designated Subsidiary (within the meaning of §414(q) of the Code) with compensation above a level determined by the Committee, in accordance with §1.423(e)(2)(ii) of the Treasury regulations promulgated under §423 of the Code, provided that such exclusion is applied by the Committee in an identical manner to all such highly compensated employees with respect to such Offering Period.

(b)                                 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan: (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to §424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the aggregate Fair Market Value of such stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)                                  Without limiting the Committee’s authority hereunder, it shall have the power to amend the Plan by changing the conditions for eligibility to participate in the Plan with respect to future Offering Periods, without stockholder approval, if such change is established by the Committee and announced to all eligible Employees at least fifteen (15) calendar days before the Offering Date of the Offering Period to which the change applies, and only if such eligibility conditions comply with the requirements of §423(b)(4) of the Code.

4.                                    OFFERING PERIODS

(a)                                  Subject to paragraph (b) below, the Plan shall be implemented by consecutive Offering Periods of approximately three (3) months duration, with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year (or at such other time or times as may be determined by the Board).  The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced to all Employees eligible to participate at least fifteen (15) calendar days prior to the Offering Date of the first Offering Period to be affected.

(b)                                 The Committee shall have the power to change the duration and/or frequency of Offering Periods, without stockholder approval, if such change is established by the Committee and announced to all eligible Employees at least fifteen (15) calendar days before the Offering Date of the Offering Period to be affected by the change; provided, however, that no Offering Period shall exceed 27 months.

5.                                    PARTICIPATION

(a)                                  An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement and filing it with the Company’s human resources department at least fifteen (15) calendar days prior to the applicable Offering Date for the Offering Period in which such participation will commence, unless a later time for filing the Subscription Agreement is set by the Committee for all eligible Employees with respect to a given Offering Period.

(b)                                 Payroll deductions shall commence on the first payroll paid on or following the Offering Date and shall end on the last payroll paid prior to the Purchase Date of the Offering Period to which the Subscription Agreement is applicable (unless sooner terminated by the Participant as provided in Section 10).

(c)                                  Unless a Participant timely withdraws pursuant to Section 10 or as otherwise provided in this Plan or such Participant’s then applicable Subscription Agreement, a Participant shall be deemed (i) to have elected to participate in each succeeding Offering Period and (ii) to have authorized the same percentage of his or her Compensation as an after-tax payroll deduction for the purpose of Plan Contributions in succeeding Offering Periods as was in effect for such Participant in the Offering Period prior thereto.

6.                                    PAYROLL DEDUCTIONS

(a)                                  At the time a Participant files his or her Subscription Agreement, he or she shall elect to have after-tax payroll deductions made as Plan Contributions for each pay period during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives for each pay period during the Offering Period.  The minimum payroll deduction which any Participant may designate as Plan Contributions to be deducted for each pay period during an Offering Period shall be ten dollars ($10) per pay period.  Plan Contributions designated as a percentage of after-tax payroll deductions shall be subject to this minimum deduction. The Committee shall have the power to change the amount of the minimum deduction, without stockholder approval, if such change is established by the Committee and announced to all eligible Employees at least fifteen (15) calendar days before the Offering Date of the Offering Period to be affected by the change.

(b)                                 All payroll deductions made for a Participant as Plan Contributions shall be credited to his or her account under the Plan.  A Participant may not make any additional payments or otherwise make Plan Contributions into such account.

(c)                                  During an Offering Period, a Participant may discontinue his or her participation in the Plan as provided in Section 10.  A Participant also may increase or decrease the rate of his or her payroll deductions for a future Offering Period (but not the current Offering Period) by filing with the Company a new Subscription Agreement authorizing a change in payroll deduction rate at least fifteen (15) calendar days before the commencement of the upcoming Offering Period.  A Participant’s Subscription Agreement shall remain in effect for successive Offering Periods unless modified or terminated as provided in this paragraph or in Section 10.

(d)                                 Notwithstanding the foregoing, a Participant’s payroll deductions may be decreased by the Committee to as low as 0% of Compensation at such time during any Offering Period which is scheduled to end during the then-current calendar year (the “Current Offering Period”) at which the payroll deductions would exceed the amount that may be used to purchase Common Stock in accordance with the limitations of §423(b)(8) of the Code and the regulations thereunder or otherwise violate any prohibition of Section 3(b).  Subject to Section 3(b), payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless modified or terminated as provided in paragraph (c) above or in Section 10.

7.                                    GRANT OF OPTION

(a)                                  On the Offering Date of each Offering Period, each Participant shall be granted an option to purchase on the Purchase Date of such Offering Period at the applicable Purchase Price per share up to the number of whole shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price per share; provided, however, that the maximum number of shares that any Employee may purchase during an Offering Period shall be the number of shares that results from dividing $6,250 by the Fair Market Value of the Common Stock on the Offering Date; and provided further, that such purchase shall be subject to the limitations set forth in Section 3(b) and Section 12(a).

Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and such option, unless earlier exercised or terminated, shall expire on the last day of the Offering Period.

8.                                    EXERCISE OF OPTION

Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Purchase Date of the Offering Period, and the maximum number of whole shares subject to the option shall be purchased for such Participant at the applicable Purchase Price per share with the accumulated payroll deductions in his or her account to the full extent possible in accordance with the Plan.  No fractional shares will be purchased.  Amounts representing fractional shares will be carried forward for use in the subsequent Offering Period.  Any cash remaining to the credit of a Participant’s account under the Plan after a purchase by him or her of shares on the Purchase Date (other than amounts representing fractional shares) may not be carried forward for the purchase of shares in a future Offering Period, and will be returned to him or her as soon as practicable.  During a Participant’s lifetime, such Participant’s option to purchase shares hereunder is exercisable only by him or her.

9.                                    DELIVERY AND CUSTODY OF SHARES

(a)                                  If the Committee in its discretion so elects, it (or the Company or a Subsidiary or the Plan, at its direction) may retain from time to time one or more brokerage firms, banks, or other financial institutions or third party Plan Service Providers (as defined in Section 13(b)) to assist in the purchase of shares, delivery of reports, or other ministerial aspects of the administration of the Plan.  The Common Stock purchased by Participants under the Plan shall be held by a third party Plan Service Provider appointed for such purpose by the Committee or its nominee in the name of such Plan Service Provider, its nominee or the Plan.  Such shares may be held by such Plan Service Provider in certificated, book entry form, direct registration or comparable form as instructed by the Committee, and such Plan Service Provider may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees.  Notwithstanding the foregoing, any such third party Plan Service Provider holding shares shall maintain records of ownership of shares of Common Stock attributable to each Participant on behalf of the Committee. Participants shall receive periodic statements that will evidence all activity in the accounts that have been established on their behalf.  Such statements will be issued by the Plan Service Provider or its nominee.

Alternatively, if the Committee in its discretion so elects, shares purchased by a Participant under the Plan shall be held in an account of a third Party Service Provider in the name of the Participant pursuant to this Section until such shares are sold.

(b)                                 If the Committee so elects, a Plan Service Provider (or its nominee), as agent of the Committee, will hold in custody all shares of Common Stock purchased pursuant to the Plan until the later of: (i) the expiration of twenty-four (24) months following the Offering Date corresponding to the Offering Period during which such shares of Common Stock were purchased (the “Custody Period”); or (ii) the receipt of written instructions from the Participant who purchased such shares after the end of the applicable Custody Period with respect to such shares to have the shares delivered, as and to the extent permitted below.  A Participant may, at any time after the expiration of the Custody Period, by written notice on such form as the Committee may from time to time require, instruct the Plan Service Provider to have all or part of such shares reissued in the Participant’s own name (or that of the Participant and his or her spouse) and have a stock certificate therefor (or evidence of ownership of shares in book entry form or otherwise) delivered to the Participant or his or her agent, including, but not limited to, by deposit into a book entry account or brokerage account of either such Participant or such Participant and his or her spouse.  Any dividends or distributions paid in cash on shares held by the Plan Service Provider for a participating Employee’s account will be transmitted to the Employee.

(c)                                  During the first twelve (12) months of the Custody Period, the Employee will not be entitled to sell or otherwise transfer the shares, other than by will, the laws of descent and distribution, or as provided in Section 14, or an acquisition of shares under the Plan in, or transfer of shares acquired under the Plan into, joint tenancy with the right of survivorship.

10.                             VOLUNTARY WITHDRAWAL; TERMINATION OF EMPLOYMENT

(a)                                  A Participant may withdraw all but not less than all of the Plan Contributions credited to his or her account and not previously used in connection with the exercise of any option under the Plan (or otherwise previously returned to the Participant) by giving written notice of such withdrawal on such form as the Committee may from time to time require and filing it with the human resources department no later than fifteen calendar days prior to the Purchase Date for the applicable Offering Period.  All of the Participant’s payroll deductions credited to his or her account and not previously used to exercise any option under the Plan at any time will be paid to such Participant as soon as practicable after receipt of his or her notice of withdrawal and such Participant’s option for such Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period provided that such form is filed at least fifteen calendar days prior to the next pay date.  If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of or otherwise during any subsequent Offering Period unless the Participant subsequently delivers to the Company a new Subscription Agreement, provided, however, that a new Subscription Agreement submitted following a voluntary withdrawal pursuant to this Section 10 shall not be effective for the Offering Period immediately following the Offering Period for which the Participant withdrew Plan Contributions.

(b)                                 Upon the Participant’s ceasing to be an Employee for any reason or upon termination of a Participant’s employment relationship prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the payroll deductions credited to such Participant’s account and not previously used to exercise any option under the Plan at any time will be returned to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 14, and such Participant’s option shall automatically terminate.

11.                               DEPOSIT OF FUNDS; NO INTEREST

All Plan Contributions made for a Participant shall be deposited in the non-interest bearing account established for the purpose of holding such funds for the benefit of the Participants in the Plan.  Such account shall be at a bank that is a Subsidiary of the Company or such other institution with deposits insured by the Federal Deposit Insurance Corporation as the Committee may from time to time approve.  Funds of all Participants may be commingled in a single such account meeting each of the foregoing requirements, without identification as to individual Employees. The Company shall maintain or cause to be maintained records sufficient to permit pass through of depositary insurance to the Participants in the Plan whose funds are so held in such account.  No interest shall accrue or be credited to any Participant with respect to a Participant’s Plan Contributions or otherwise.  On the Purchase Date with respect to an Offering Period, funds representing the Purchase Price of all shares of Common Stock purchased by Participant on such Purchase Date shall be paid to the Company from such account.

12.                               STOCK

(a)                                  The maximum number of shares of the Common Stock that shall be made available for sale under the Plan shall be five hundred thousand (500,000) shares, subject to proportional adjustment upon changes in the capitalization of the Company as provided in Section 17, such as a stock dividend or stock split.  If the total number of shares that otherwise would be subject to options granted pursuant to Section 7(a) on the Offering Date of an

Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable.

(b)                                 The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)                                  Shares subject to issuance hereunder may consist in whole or in part of authorized but unissued shares, shares held in treasury 9the the extent permitted by Maryland law), or reacquired shares.  If any option should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares which were subject to such option shall be available for the grant of additional options under the Plan, unless the Plan shall have been terminated.

13.                               ADMINISTRATION; INDEMNIFICATION OF COMMITTEE

(a)                                The Plan shall be supervised and administered by the Committee.  In the absence at any time of a duly appointed Committee, the Plan shall be so supervised and administered by the Executive Compensation Committee of the Board, or in the absence thereof, by the Board.  The Board may from time to time remove members from, or add members to, the Committee, provided that such members are non-employee directors, as described in Section 2(d).  Vacancies on the Committee, however caused, shall be filled by the Board.  Any action required or permitted to be taken by the Committee may be taken without a meeting if the action is taken by all members of the Committee.  The action shall be evidenced by one or more written consents stating the action taken, signed by each Committee member either before or after the action is taken, and included in the minutes or filed with the corporate records reflecting the action taken.  The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputes under or otherwise with respect to the Plan. The Committee shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the terms and conditions of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.  Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.  Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by other provisions of this Plan or applicable law or regulation.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

(b)                                 The Committee may delegate ministerial duties to such of the Company’s or a Subsidiary’s employees, outside entities and outside professionals as the Committee so determines (any of the foregoing, a “Plan Service Provider”), which Plan Service Providers shall be subject to the overall supervision of the Committee.  Unless permitted by Rule 16b-3 promulgated under the Exchange Act, or any successor provision (“Rule 16b-3”), no discretion concerning decisions regarding the Plan shall be afforded to any person other than the Committee and its members or, to the extent permissible in accordance with any other applicable laws, the Board.

(c)                                  In addition to such other rights of indemnification as they may have as directors, officers, or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for gross negligence or misconduct in performance of his or her duties.

14.                             DESIGNATION OF BENEFICIARY

(a)                                  A Participant may file a written designation (on such form as the Committee may from time to time require) of a beneficiary who is to receive any shares and cash credited to the Participant’s account under the

Plan, in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to such Participant of such shares and/or cash, or the release of any shares to the Participant following the Custody Period.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)                                 Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice.  In the event of the death of a Participant subsequent to a Purchase Date on which an option is exercised but prior to delivery to such Participant of such shares and/or cash and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.                             TRANSFERABILITY

Neither Plan Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14, or an acquisition of shares under the Plan in, or transfer of shares acquired under the Plan into, joint tenancy with the right of survivorship) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.                             REPORTS

Individual accounts will be maintained in the records of the Company and/or the Plan for each Participant in the Plan.  Statements of account will be given to participating Employees at least quarterly, which statements will set forth the amounts of the Plan Contributions, the Purchase Price per share, the number of shares purchased, and the remaining cash balance, if any, as of the date indicated in such statement.  In addition, the Company, a Subsidiary or Plan Service Provider shall deliver to each Participant, throughout the applicable Custody Period(s) of such Participant and at any time such a Participant may make additional Contributions under the Plan in a current or future Offering Period pursuant to an effective Subscription Agreement, all reports, statements, proxies and other information or materials delivered to stockholders of the Company, to the extent that such Participants do not already receive all such reports, statements, proxies and other information or materials.

17.                             ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; MERGER, DISSOLUTION OR LIQUIDATION

(a)                                  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by options under the Plan which have not been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the Purchase Price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase, decrease, change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company resulting from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up or combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.  The issuance by the Company or an affiliate of shares of stock of any class, or of securities convertible into shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of options or rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or exercise price of shares then subject to options or reserved for issuance under this plan.  If, by reason of any adjustment made pursuant to this paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares of

Common Stock pursuant to the option before the adjustment was made.  No adjustment shall be made that causes the option or the offering in any Offering Period to fail to qualify as an option or offering issued or conducted, as applicable, pursuant to an “employee stock purchase plan” within the meaning of §423 of the Code.

(b)                                 In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of Company with or into another corporation in a transaction or series of transactions in which the Company is not the surviving corporation or as a result of which the Common Stock will not be entitled to elect the Board, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”).  If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of such a merger or sale of assets, the Board shall notify each Participant in writing, at least fifteen (15) calendar days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10.  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed by the successor of the Company if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in §424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

18.                             AMENDMENT OR TERMINATION

(a)                                  The Board, or to the extent provided by Section 3(c) or otherwise authorized to do so by the Board, the Committee, may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 18, no such termination shall affect options previously granted, nor shall an amendment make any change to any option theretofore granted which adversely affects the rights of any Participant, provided, however, that the Board may terminate the Plan or any Offering Period on any New Purchase Date if the Board determines that such a termination of the Plan or any Offering Period is in the best interests of the Company and its stockholders.  In addition, to the extent necessary to comply with Rule 16b-3, or §423 of the Code (or any successor rule or provision or any other law or regulation that the Board deems to be applicable), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)                                 Without in any way limiting the generality of Section 18(a), Section 3(c) or Section 4(b), without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods with respect to future offerings hereunder, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish and require forms for use by Participants and require Participants to provide information, representations, warranties and covenants on such forms as the Committee deems necessary, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion, in the case of any of the foregoing changes, to be advisable and consistent with the Plan and §423 of the Code.

19.                             NOTICES

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.                             CONDITIONS UPON ISSUANCE OF SHARES

(a)                                  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended from time to time, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(b)                                 Each Participant agrees, by entering the Plan, to promptly give the Company notice of any disposition or purported disposition of shares of Common Stock purchased under the Plan where such disposition or purported disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased, which is expected to be the Offering Date with respect to such shares.

21.                             TERM OF PLAN; EFFECTIVE DATE

(a)                                  The Plan shall become effective as of the date the Plan is approved by the affirmative vote of holders of the majority of the shares present in person or represented by proxy and entitled to vote at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.  The Plan shall continue in effect until March 31, 2021, unless earlier terminated under Section 18 or Section 21(b) below.

(b)                                 If the stockholders fail to approve the Plan within one (1) year of its date of adoption by the Board, any options granted hereunder shall be null and void and of no effect.  In addition, if stockholder approval is not obtained within such period, the Plan shall automatically be terminated, unless the Board specifically elects to continue the Plan as an employee stock purchase plan which is not qualified under §423 of the Code.  Further, if such approval is not obtained, any employee who shall have exercised an option prior to such approval shall be treated as having received, as of the date of exercise, with respect to each share of Common Stock purchased, ordinary income in an amount equal to the difference between the Purchase Price and the Fair Market Value of the share on the Purchase Date.

22.                               NO RIGHT TO CONTINUATION OF EMPLOYMENT; NO RIGHT AS A STOCKHOLDER WITH RESPECT TO OPTIONS

In no event shall an Employee’s eligibility to participate or participation in the Plan create or be deemed to create, directly or indirectly, any legal or equitable right of the Employee to continue service with the Company or any Subsidiary, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.  A Participant shall have no rights as a stockholder with respect to any shares covered by an option until the date payment for such shares is received by the Company (or a Plan Service Provider to which the Committee directs any such funds) upon exercise of an option on a Purchase Date and shares allocated to the Employee’s account.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to such date, except to the extent provided in Section 17 hereof.

23.                               ADDITIONAL RESTRICTIONS OF RULE 16b-3

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3.  This Plan shall be deemed to contain, and options granted hereunder shall be deemed to contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.                               EXPENSES

All costs and expenses incurred by the Company, any of its Subsidiaries or the Committee in the administration of the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company. Any and all costs and expenses related to the sale or transfer of shares of Common Stock purchased under the Plan after their initial issuance to a Participant under the Plan shall be the responsibility of such Participant.  All income or other tax obligations relating to a Participant’s participation in the Plan or ownership or sale of shares of Common Stock acquired hereunder shall be the responsibility of such Participant.

25.                               HEADINGS; CONSTRUCTION

The headings in this Plan are for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.  All Section references used herein, unless otherwise specified, refer to Sections of this Plan.

FRONT

PROXY - EAGLE BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby makes, constitutes and appoints Arthur H. Blitz and Bruce H. Lee, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Eagle Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Shareholders to be held on May 19, 2011 and at any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR all of the nominees set forth on the reverse side, FOR the proposal to approve the 2011 Employee Stock Purchase Plan, FOR the proposal to ratify the appointment of the independent registered public accounting firm and FOR the resolution approving the Company’s executive compensation. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

BACK

Annual Meeting Proxy Card

A.            Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Leslie M. Alperstein	☐	☐
02 - Dudley C. Dworken	☐	☐
03 - Harvey M. Goodman	☐	☐
04 - Neal R. Gross	☐	☐
05 - Ronald D. Paul	☐	☐
06 - Robert P. Pincus	☐	☐
07 - Norman R. Pozez	☐	☐
08 - Donald R. Rogers	☐	☐
09 - Leland M. Weinstein	☐	☐

B.            Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Proposal to approve the Company’s 2011 Employee Stock Purchase Plan	☐	☐	☐

C.            Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Proposal to ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm	☐	☐	☐

D.            Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Non-binding advisory resolution approving the compensation of our executive officers	☐	☐	☐

Please check here if you plan to attend the Annual Meeting. ☐

c.             Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Important:  Please date and sign your name as addressed, and return this proxy in the enclosed envelope.  When signing as executor, administrator, trustee, guardian, etc., please give full title as such.  If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)